UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE OMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: February 28, 2006
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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The Hershey Company

(Name of Registrant as Specified In Its Charter)

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The Hershey Company

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
on
April 18, 2006

The Annual Meeting of Stockholders of THE HERSHEY COMPANY will be held at 2:00 p.m. on April 18, 2006 at GIANT Center, 950 West Hersheypark Drive, Hershey, Pennsylvania 17033 for the following purposes:

(1)	To elect ten directors;

(2)	To ratify the appointment of KPMG LLP as the Company’s independent auditors for 2006;

(3)	To consider and act upon a stockholder proposal, if properly presented at the meeting; and

(4)	To transact such other business as may properly be brought before the meeting and any and all adjournments thereof.

In accordance with the By-Laws and action of the Board of Directors, stockholders of record at the close of business on February 17, 2006 will be entitled to notice of, and to vote at, the meeting and any and all adjournments thereof.

By order of the Board of Directors,

Burton H. Snyder
Senior Vice President,
General Counsel and Secretary

March 14, 2006

Please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the meeting in person; or if you prefer, kindly mark, sign and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of THE HERSHEY COMPANY, a Delaware corporation (the “Company” or “Hershey”), for use at the Annual Meeting of Stockholders (“Annual Meeting”) which will be held at 2:00 p.m., Tuesday, April 18, 2006 at GIANT Center, 950 West Hersheypark Drive, Hershey, Pennsylvania 17033, and at any and all adjournments of that meeting. This Proxy Statement and the enclosed proxy card are being sent to stockholders on or about March 14, 2006. The Company’s principal executive offices are located at 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

Shares represented by properly voted proxies received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated by such proxies. Unless contrary instructions are given, the persons identified on the proxy card as proxies intend to vote the shares so represented FOR the election of the nominees for director named in this Proxy Statement; FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors for 2006; and AGAINST the stockholder proposal regarding cocoa supply, if properly presented at the Annual Meeting. As to any other business which may properly come before the Annual Meeting, the persons named on the proxy card will vote according to their best judgment.

CORPORATE GOVERNANCE GUIDELINES

Reproduced below are the Company’s Corporate Governance Guidelines as amended and restated by the Company’s Board of Directors on February 16, 2006.
The Corporate Governance Guidelines may also be viewed on the Company’s website at
www.hersheys.com in the Investor Relations section.

Role of the Board of Directors

The business of The Hershey Company (the “Company”) is carried out by its employees under the direction and supervision of its Chief Executive Officer (“CEO”). The business shall be managed under the direction of the board of directors (“Board”). In accordance with Delaware law, the role of the directors is to exercise their business judgment in the best interests of the Company. This role includes:

•	review of the Company’s performance, strategies and major decisions;

•	oversight of the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;

•	oversight of management, including review of the CEO’s performance and succession planning for key management roles; and

•	oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.

Selection and Composition of the Board

Board Size — As set forth in the By-Laws of the Company (“By-Laws”), the Board has the power to fix the number of directors by resolution. The Company’s Restated Certificate of Incorporation requires at least three directors. In fixing the number, the Board will be guided by the principle that a properly functioning Board is small enough to promote substantive discussions in which each member can actively participate, and large enough to offer diversity of background and expertise. The Board will consider whether it is of the appropriate size as part of its annual performance evaluation.

Board Membership Criteria — In selecting directors, the Board generally seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole. Directors should be of the highest integrity and well-respected in their fields, with superb judgment and the ability to learn the Company’s business and express informed, useful and constructive views. In reviewing the qualifications of prospective directors, the Board will consider such factors as it deems appropriate in light of these guidelines, which may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of the other Board members, and the extent to which any candidate would be a desirable addition to the Board and any committees of the Board. In general, the Board seeks individuals who are knowledgeable in fields including finance, international business, marketing, information technology, human resources and consumer products. All members of the Audit Committee must be financially literate and at least one member must have accounting or related financial management expertise and be an audit committee financial expert as defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission (“SEC”), or any successor provision.

Independence — The Company is not required to have a majority of independent directors, because it is a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) listing standards. However, the Company recently has operated with a Board composed of directors who are independent, with the exception of the Chairman and CEO. As this practice has served the Company well, a requirement that a majority of the Board consist of independent directors is included in these guidelines. In addition, the Company’s Audit Committee, Compensation and Executive Organization Committee, and Governance Committee shall consist solely of independent directors. At least annually, the directors shall determine which directors are independent. Rather than have one set of criteria for Board members as a whole and additional criteria for Audit Committee members, the Board will judge the independence of all directors based on the stringent standards applicable to Audit Committee members. Accordingly, the independence of directors shall be determined based on the following criteria:

•

A director who receives (or, in the last three years, received) direct compensation as an employee or any consulting, advisory or other compensatory fees from the Company, other than director or committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service), is not independent. A director whose immediate family member, other than an adult child who does not share a home with the director, receives or in the past three years received such compensation or fees from the Company is not independent. The receipt of such compensation or fees in any single year that does not (or did not) exceed $60,000, by a director’s adult child who (i) does not share the director’s home and has not shared the director’s home within the last three years, and (ii) does not serve, and has not served within such period, as an elected or appointed officer of the Company, will be deemed an immaterial relationship that shall not preclude an independence determination for such director.

•

A director who is, or whose immediate family member is, a current partner or employee of a firm that is (or, within the last three years, was) the Company’s internal or external auditor; or a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such firm, is not independent.

•

A director who is (or, within the last three years, was) employed, or whose immediate family member is (or, within the last three years, was) employed, as an executive officer of another company where any of the Company’s present executives serves (or, within the last three years, served) on that company’s compensation committee is not independent.

•

A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes (or, within the last three years, made) payments to or receives (or, within the last three years, received) payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent. A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes (or, within the last three years, made) payments to or receives (or, within the last three years, received) payments from the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues has an immaterial relationship that shall not preclude an independence determination for such director.

•	A director who is (or, within the last three years, was) an employee or a non-employee executive officer of the Company is not independent.

•

A director who is an immediate family member of an individual who is (or, within the last three years, was) an executive officer of the Company, whether as an employee or non-employee, is not independent.

•

A director who is an affiliated person of the Company, as defined under the rules of the SEC, is not independent; provided, however, if the director is an affiliated person solely because he or she sits on the board of directors of an affiliate of the Company, as defined under the rules of the SEC, then the director has an immaterial relationship with the Company that shall not preclude an independence determination for such director if he or she, except for being a director on each such board of directors, does not accept directly or indirectly any consulting, advisory, or other compensatory fee from either such entity, other than the receipt of only ordinary-course compensation for serving as a member of the board of directors, or any board committee of each such entity, and the director satisfies all other standards.

•

A director who is, or whose immediate family member is, a director, trustee, officer or employee of a non-profit organization to which the Company has donated more than $100,000 in any year within the last three years is not independent.

•

A director’s participation in the Company’s Charitable Awards Program or receipt of compensation and benefits for service as a director of the Company in accordance with Company policies and programs will be deemed an immaterial relationship with the Company that shall not preclude an independence determination for such director.

For purposes of application of these criteria, (i) “immediate family” shall be defined as including all individuals who are considered immediate family of a director under the regulations implementing the Sarbanes-Oxley Act, as well as all individuals who are considered immediate family of a director under the NYSE listing standards, (ii) a director’s receipt of compensation for former service as an interim Chairman or CEO or other executive officer is considered an immaterial relationship that shall not preclude an independence determination for such director, and (iii) references to “Company” for purposes of determining independence, include any parent or subsidiary in a consolidated group with the Company. Directors shall notify the Chair of the Governance Committee and the Chairman and CEO prior to accepting a board position on any other organization, so that the effect, if any, of such position on the director’s independence may be evaluated.

Selection of Board Members — Nomination of directors is the responsibility of the Governance Committee, all of whose members shall be independent directors. Recommendations may come from directors, shareholders or other sources. Recommendations may come from management, with the understanding that the Board is not required to consider candidates recommended by management. It is expected that all members of the Governance Committee will interview prospective candidates before their nominations are approved by the Committee. An offer to join the Board will be extended by the Chair of the Governance Committee or the Chairman of the Board if the Chairman is not also an officer or employee of the Company.

Tenure

•

The Board has not established term limits, and, given the value added by experienced directors who can provide a historical perspective, term limits are not considered appropriate. New ideas and diversity of views are maintained by careful selection of directors when vacancies occur. In addition, the performance of individual directors and the Board as a whole are reviewed annually, prior to the nomination of directors for vote by stockholders at each Annual Meeting.

•

When a director’s principal occupation or business or institutional affiliation changes materially from that at the time of his or her first election to the Board, the director will tender his or her resignation by directing a letter of resignation to the Chair of the Governance Committee, except that if the director is the Chair of such committee, he or she shall direct the resignation to the Chairman of the Board. The Board will determine whether to accept such resignation.

•	Directors will not be nominated for reelection after their 72nd birthday.

Operation of the Board

Chairman — The CEO serves as Chairman of the Board. This serves the Company well, and the independent directors have many opportunities to have a significant influence on the structure and functioning of the Board. However, the Board might determine that during periods of transition following the election of a new CEO or during other unusual circumstances, the CEO should not also serve as Chairman of the Board.

Board Meetings

•

The Board will hold approximately six regular meetings per year, scheduled by resolution of the Board sufficiently far in advance to accommodate the schedules of the directors. Special meetings may be called at any time by the Chairman or a Vice Chairman of the Board (if any), or by the CEO, or by one-sixth (calculated to the nearest whole number) of the total number of directors constituting the Board, to address specific issues.

•

Agendas are established by the Chairman and sent in advance to the Board. Any director may submit agenda items for any meeting. A rolling agenda has been established, which includes a full annual review of the Company’s strategic plan, quarterly reviews of the Company’s financial performance, and committee reports and updates at each meeting on the business and other items of significance to the Company. Information relevant to agenda items shall be submitted to the Board in advance, and the agenda will be structured to allow appropriate time for discussion of important items.

Executive Sessions — Executive sessions are sessions of non-management directors. The directors may choose to invite any member of management, including the Chairman and CEO. Typically, closed sessions are held at the beginning of each regular Board meeting, and at such other times as the Board may determine, with all directors, including the Chairman and CEO, in attendance without any third parties or Company officers or employees (other than the Chairman and CEO). Executive sessions are held at the conclusion of each regular Board meeting, and at such other times as the non-management directors may determine, without the Chairman and CEO or any other member of Company management present, to review such matters as may be appropriate, including the report of the outside auditors, the criteria upon which the performance of the CEO and other senior managers is based, the performance of the CEO measured against such criteria and the compensation of the CEO. If at any time the Board includes any non-management directors who are not independent, such directors shall be excluded from one executive session each year. Executive sessions are chaired by an independent director assigned on a rotating basis. This has served the Company well historically and has allowed each independent director an opportunity to serve as lead director. In addition, any director may call a special executive session to discuss a matter of significance to the Company and/or the Board.

Committees — All major decisions are made by the Board; however, the Board has established committees to enable it to handle certain matters in more depth. The committees are (1) Audit,

(2) Governance, (3) Compensation and Executive Organization, and (4) Executive. Members are expected to serve on committees, as recommended by the Governance Committee and approved by the Board. Committee members serve at the pleasure of the Board, for such period of time as the Board may determine, consistent with these governance guidelines. All directors serving on the Audit, Governance, and Compensation and Executive Organization committees must be independent, as determined by the Board in accordance with these governance guidelines and as required by applicable law and regulation. The Executive Committee is made up of the chair of each of the other committees along with the Chairman of the Board. Unless otherwise directed by the Board, any transaction not in the ordinary course of business by and among the Company and Hershey Trust Company, Hershey Entertainment & Resorts Company and/or the Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing, shall be reviewed and approved in advance by a subcommittee composed of the independent members of the Executive Committee. The Board expects that under normal circumstances it will direct that any potential transaction between the Company and any of these entities involving the Company’s capital stock will be reviewed in advance by a special committee composed of the directors elected by the holders of Common Stock voting separately as a class, which special committee will make its recommendation to the Board regarding such potential transaction. The charter of each committee is published on the Company’s website and will be made available to any shareholder on request. Each committee chair shall report the highlights of the committee meeting to the full Board at the Board meeting following the committee meeting. The Chairman of the Board serves as chair of the Executive Committee. The chairs of the Audit Committee, the Governance Committee and the Compensation and Executive Organization Committee (the “Independent Committees”) are recommended by the Governance Committee and approved by the Board. Under normal circumstances, following four consecutive years as the Chair of an Independent Committee, a director shall not serve again on such committee for at least one year after standing down as the Chair thereof. A Chair of an Independent Committee may be permitted to continue to serve on such committee with Board approval if the Board determines that the former Chair uniquely fills a specific need of such Committee. The structure and functioning of the committees shall be part of the annual Board evaluation.

Director Participation in Board and Committee Meetings — Each director is expected to participate actively in their respective committee meetings and in Board meetings. Directors are expected to attend all meetings and are expected to come prepared for a thorough discussion of agenda items. Directors are expected to attend the Company’s Annual Meeting of Stockholders. Participation by directors will be reviewed as part of the annual assessment of the Board and its committees.

Access to Company Personnel

Directors have full and free access to the Company’s officers and employees. Division and function heads regularly make presentations to the Board and committees on subjects within their areas of responsibility. The CEO will invite other members of management to attend meetings or other Board functions as appropriate. Directors may initiate communication with any employee and/or invite any employee to any Board or committee meeting; however, they are expected to exercise judgment to protect the confidentiality of sensitive matters and to avoid disruption to the business, and they are expected to copy the CEO on written communications to company personnel under normal circumstances.

Access to Outside Advisors

The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining approval of Company management in advance.

Training

Orientation — Each new Board member shall undergo an orientation designed to educate the director about the Company and his/her obligations as a director. At a minimum, the orientation shall include meetings with several members of the Hershey Executive Team and the Chief Governance Officer, a tour of key facilities and review of reference materials regarding the Company and corporate governance, the Company’s strategic plan and the last annual report.

Ongoing Education — The Company will pay reasonable expenses for each director to attend at least one relevant continuing education program each year. Directors are encouraged but not required to attend. In addition, the Company will keep directors informed of significant developments as appropriate. Each Board meeting shall include a report to directors on (1) significant business developments affecting the Company, (2) significant legal developments affecting the Company, and (3) significant legal developments affecting the Board members’ obligations as directors.

Oversight of Management

Review of CEO Performance and Compensation — The independent directors, together with the Compensation and Executive Organization Committee, monitor the performance of the CEO. Annually they shall review the performance appraisal of the CEO performed by the Compensation and Executive Organization Committee and shall review and approve the CEO’s compensation recommended by such committee.

Review of Strategic Plan — The Board shall review the Company’s strategic plan annually. All Board members are expected to participate in an active review. The CEO will invite to the review members of management with responsibility for key divisions and functions and any other personnel the CEO deems helpful, for purposes of providing information sufficient to facilitate a full and frank discussion.

Management Succession

•

The Board shall review management succession plans annually. This shall include review by the Board of organization strength and management development and succession plans for each member of the Company’s executive team. The Board shall also maintain and review annually, or more often if appropriate, a succession plan for the CEO.

•

If the President, CEO and/or Chairman of the Board is unable to perform for any reason, including death, incapacity, termination, or resignation before a replacement is elected, then: (1) if the Company is without a Chairman of the Board, the Chair of the Governance Committee shall serve as Chairman until a replacement is elected or, in the case of temporary incapacity, until the Board determines that the incapacity has ended; (2) if the Company is without a President and CEO, the interim President and CEO shall be the officer of the Company approved by the Board, taking into consideration the annual recommendation of the CEO; (3) in the case of incapacity of the President, CEO and/or Chairman, the Board shall determine whether to search for a replacement; and (4) the Chair of the Compensation and Executive Organization Committee shall lead any search for a replacement.

Evaluation and Compensation of the Board

Annual Evaluations — The directors shall evaluate the performance of the Board and its committees annually. Each director shall complete an evaluation form for the Board as a whole and each of the committees on which he or she has served during the year. Evaluation results shall be reviewed by the Governance Committee, which shall present to the Board the results along with any recommendations for change that the committee deems appropriate. These governance guidelines and the committee charters shall be reviewed annually in conjunction with the annual evaluation. The Governance Committee shall also review the performance of Board members when they are considered for reelection and at any time upon request of a Board member.

Director Compensation and Benefits

•

General — The Compensation and Executive Organization Committee shall review and make recommendations to the Board annually with respect to the form and amount of compensation and benefits. These will be established after due consideration of the responsibilities assumed and the compensation of directors at similarly situated companies.

•	Stock Ownership

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The Board will not nominate any person to be elected a director at an Annual Meeting of Stockholders unless such person owns, as defined below, or agrees to purchase and own at least 200 shares of the Company’s Common Stock on or before the record date for the proxy statement for such meeting.

—

The Board desires that each director own, as defined herein, shares of the Company’s Common Stock in an amount at least equal to the Stockholding Guidelines as of January 1 of each year following the fifth anniversary of the date the Board approves this policy [approved February 17, 2004] in the case of current directors and as of January 1 of each year following the fifth anniversary of becoming a director in the case of a director first becoming a director subsequent to the date of such Board approval. For purposes of the requirements herein and in the preceding paragraph, ownership of the Company’s Common Stock includes Common Stock equivalent shares such as common stock units deferred under the Company’s Directors’ Compensation Plan and restricted stock units granted quarterly under that plan.

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Stockholding Guidelines as of January 1 of any year means the number of shares of the Company’s Common Stock, as described in the preceding paragraph, with a value, valued at the average closing price on the NYSE of the Common Stock on the first three trading days of the month of December of the preceding year, equal to three times the sum of (a) the annual retainer under the Company’s Directors’ Compensation Plan for such year and (b) the target value of the restricted stock unit grant under that plan.

Code of Conduct

Directors are held to the highest standards of integrity. The Company’s Code of Ethical Business Conduct applies to directors as well as officers and employees and covers areas including conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee has responsibility for oversight of the Company’s communication of, and compliance with, the Code of Ethical Business Conduct.

DIRECTOR INDEPENDENCE, CODE OF ETHICAL BUSINESS CONDUCT AND
COMMUNICATIONS WITH DIRECTORS

Director Independence

The Board has reviewed the qualifications, relationships, employment history, board affiliations and other criteria of each of the directors recommended by the Board for election at the Annual Meeting to determine his or her independence under the Company’s Corporate Governance Guidelines and under applicable rules of the Securities and Exchange Commission (“SEC”) and listing standards of the New York Stock Exchange. Based upon its evaluation, the Board has determined, in its business judgment, that the following directors recommended by the Board for election at the Annual Meeting have no relationship with the Company other than being a director and/or stockholder of the Company or having a relationship identified and described under the Company’s Corporate Governance Guidelines as immaterial to the Company, and that each such director is independent in accordance with the Company’s Corporate Governance Guidelines and applicable rules of the SEC and listing standards of the New York Stock Exchange: Jon A. Boscia, Robert H. Campbell, Robert F. Cavanaugh, Gary P. Coughlan, Harriet Edelman, Bonnie G. Hill, Alfred F. Kelly, Jr., Mackey J. McDonald and Marie J. Toulantis.

Code of Ethical Business Conduct

The Board has adopted a Code of Ethical Business Conduct applicable to the Company’s directors, officers and employees, a copy of which may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section. Any amendment to or waiver of the Code that is applicable to directors or executive officers of the Company will be disclosed on the Company’s website within four business days of the amendment or waiver.

Communications with the Audit Committee and Other Non-Management Directors

The Audit Committee of the Board of Directors (“Audit Committee”) has established procedures for confidential, anonymous submission of complaints by employees and for receipt, retention and treatment of complaints, from whatever source, received by the Company, regarding accounting, internal accounting controls or auditing matters. These procedures are outlined in a document entitled Procedures for Submission and Handling of Complaints Regarding Compliance Matters, a copy of which may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section. Interested persons (including stockholders and employees of the Company) may also communicate directly with the non-management directors of the Board as a group by following the procedures posted in the Investor Relations section of the Company’s website.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Ten directors are to be elected at the Annual Meeting, each to serve until the next Annual Meeting and until his or her successor shall have been elected and qualified. Each of the nominees named in the following pages is currently a member of the Board. Alfred F. Kelly, Jr. was elected a new director by the Board, effective August 11, 2005, upon the recommendation of the Governance Committee. Mr. Kelly had been recommended to the Governance Committee by a third-party consulting firm retained to identify and evaluate possible new Board candidates. He will stand for election by the stockholders for the first time at the Annual Meeting. Robert F. Cavanaugh, a Board member since October 2003, is also an independent member of the Board of Directors of Hershey Trust Company and the Board of Managers (governing body) of Milton Hershey School. He was initially recommended for nomination to the Board by the Milton Hershey School Trust in 2003. Hershey Trust Company and the Milton Hershey School Trust are stockholders of the Company whose holdings are more fully described in this Proxy Statement beginning on page 22 in the section entitled “Description of the Milton Hershey School Trust and Hershey Trust Company.”

Pursuant to the Company’s Restated Certificate of Incorporation, as amended (“Certificate”), and By-Laws, one-sixth of the directors, which equates presently to two directors, are to be elected by the holders of the Company’s Common Stock, one dollar ($1.00) par value (“Common Stock”), voting separately as a class. The nominees receiving the greatest number of votes of the holders of the Common Stock voting separately as a class will be elected.

Ms. Bonnie G. Hill and Mr. Alfred F. Kelly, Jr. have been nominated by the Board for the positions to be elected by the holders of the Common Stock voting separately as a class. The remaining eight individuals listed have been nominated by the Board for the eight positions to be elected by the holders of the Common Stock and the Company’s Class B Common Stock, one dollar ($1.00) par value (“Class B Stock”), voting together without regard to class. Holders of Common Stock will be entitled to cast one vote for each share held, and holders of Class B Stock will be entitled to cast ten votes for each share held. The eight nominees receiving the greatest number of votes of the holders of the Common Stock and Class B Stock voting together will be elected. In case any of the nominees should become unavailable for election for any reason not presently known or contemplated, the persons identified on the proxy card as proxies will have discretionary authority to vote pursuant to the proxy for a substitute.

JON A. BOSCIA, age 53, is Chairman of the Board and Chief Executive Officer of Lincoln National Corporation, Philadelphia, Pennsylvania, a leading financial services company. He was elected Chairman of the Board of Lincoln National Corporation in March 2001 and has been Chief Executive Officer since July 1998. From January 1998 to March 2001, he held the office of President. A Hershey director since 2001, he chairs the Governance Committee and is a member of the Executive Committee.

ROBERT H. CAMPBELL, age 68, retired in June 2000 as Chairman of the Board and Chief Executive Officer of Sunoco, Inc., Philadelphia, Pennsylvania, a petroleum refiner and marketer. He had been Chief Executive Officer since 1991, Chairman of the Board since 1992 and a director of Sunoco, Inc. since 1988. He is a director of CIGNA Corporation and Vical Incorporated. A Hershey director since 1995, he chairs the Compensation and Executive Organization Committee and is a member of the Audit Committee and the Executive Committee.

ROBERT F. CAVANAUGH, age 47, is Managing Director of DLJ Real Estate Capital Partners, Los Angeles, California, a subsidiary of Credit Suisse and a leading global investment banking firm. He has held that position since October 1999. A Hershey director since 2003, he is a member of the Audit Committee and the Compensation and Executive Organization Committee.

GARY P. COUGHLAN, age 62, retired in March 2001 as Senior Vice President, Finance and Chief Financial Officer of Abbott Laboratories, Inc., Abbott Park, Illinois, a diversified international healthcare company. He had held that position since May 1990. He is a director of Arthur J. Gallagher & Co. A Hershey director since 2001, he chairs the Audit Committee and is a member of the Executive Committee.

HARRIET EDELMAN, age 50, is Senior Vice President, Chief Information Officer of Avon Products, Inc., New York, New York, the world’s leading seller of beauty and related products. She was elected to that position in January 2000. From March 2004 to December 2005, she was also responsible for Avon’s Business Transformation area. She is a director of Blair Corporation. A Hershey director since 2003, she is a member of the Audit Committee and the Compensation and Executive Organization Committee.

BONNIE G. HILL, age 64, is President of B. Hill Enterprises, LLC, Los Angeles, California, a consulting company. She has held that position since July 2001. In April 1998, she also co-founded Icon Blue, Inc., Los Angeles, California, a brand marketing company. From February 1997 to June 2001, she was President and Chief Executive Officer of The Times Mirror Foundation and from August 1998 to June 2001 was Senior Vice President, Communications and Public Affairs, Los Angeles Times, a subsidiary of Tribune Company. She is a director of AK Steel Holding Corporation, Albertson’s, Inc., California Water Service Group, The Home Depot, Inc. and YUM! Brands, Inc. A Hershey director since 1993, she is a member of the Governance Committee and the Compensation and Executive Organization Committee. She has been nominated for election by the holders of the Common Stock voting separately as a class.

ALFRED F. KELLY, JR., age 47, is Group President, Consumer, Small Business and Merchant Services at American Express Company, New York, New York, a leading global payments, network and travel company. He assumed his current role in June 2005. From June 2000 to June 2005, Mr. Kelly served as Group President, Consumer and Small Business Services at American Express Company. He was elected a Hershey director effective August 11, 2005 and is a member of the Audit Committee and the Governance Committee. He has been nominated for election by the holders of the Common Stock voting separately as a class.

RICHARD H. LENNY, age 54, was elected Chairman of the Board, President and Chief Executive Officer of The Hershey Company effective January 1, 2002. From March 2001 to December 2001, he was President and Chief Executive Officer of the Company. From January 2001 until March 2001, he was Group Vice President of Kraft Foods, Inc. and President of its Nabisco Biscuit and Snack business and from February 1998 to December 2000 he was President, Nabisco Biscuit Company. He is a director of McDonald’s Corporation and Sunoco, Inc. but will not stand for reelection to the Sunoco board in May 2006. A Hershey director since 2001, he chairs the Executive Committee.

MACKEY J. McDONALD, age 59, is Chairman of the Board, Chief Executive Officer and President of VF Corporation, Greensboro, North Carolina, an international apparel company. He was elected Chairman of the Board of VF Corporation in October 1998. He has been Chief Executive Officer since January 1996 and President since October 1993. He is a director of Tyco International Ltd. and Wachovia Corporation. A Hershey director since 1996, he is a member of the Governance Committee and the Compensation and Executive Organization Committee.

MARIE J. TOULANTIS, age 51, is Chief Executive Officer of Barnes & Noble.com, New York, New York, an online retailer of books, music and DVDs. She was elected to that position in February 2002. From May 2001 to February 2002, she held the office of President and Chief Operating Officer and from May 1999 to May 2001 was Chief Financial Officer. A Hershey director since 2003, she is a member of the Audit Committee and the Governance Committee.

The Board of Directors recommends a vote FOR the director nominees listed above, and proxies that are returned will be so voted unless otherwise instructed.

BOARD COMMITTEES

The Board has four separately designated standing committees: the Audit Committee (established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), the Governance Committee, the Compensation and Executive Organization Committee, and the Executive Committee. In addition to the four standing committees, the Board from time to time establishes committees of limited duration for special purposes.

Audit Committee	10 meetings in 2005

Members:	Gary P. Coughlan (Chair) Robert H. Campbell Robert F. Cavanaugh Harriet Edelman Alfred F. Kelly, Jr. (as of October 4, 2005) Marie J. Toulantis

Independence:

The Board has determined that all directors on this Committee are independent under applicable listing standards of the New York Stock Exchange, Rule 10A-3 under the Exchange Act and the Company’s Corporate Governance Guidelines.

Responsibilities:

Assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors and the performance of the independent auditors and the Company’s internal audit function;

Directly oversees and has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditors;

Approves all audit and non-audit engagement fees and terms with the independent auditors; and

Establishes and maintains procedures for the receipt, retention and treatment of complaints received by the Company, from any source, regarding accounting, internal accounting controls or auditing matters and from employees for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.

Charter:	A current copy of the Charter of the Audit Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Governance Committee	5 meetings in 2005

Members:	Jon A. Boscia (Chair) Bonnie G. Hill Alfred F. Kelly, Jr. (as of October 4, 2005) Mackey J. McDonald Marie J. Toulantis

Independence:	The Board has determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Responsibilities:

Reviews and makes recommendations on the composition of the Board and its committees;

Identifies, evaluates and recommends candidates for election to the Board consistent with the Board’s membership qualifications;

Reviews and makes recommendations to the full Board on corporate governance matters, including the Board’s Corporate Governance Guidelines; and

Oversees the evaluation of the Board and management.

Charter:	A current copy of the Charter of the Governance Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

The Governance Committee follows the process for identifying and evaluating candidates to be nominated as directors and the criteria for Board membership contained in the Company’s Corporate Governance Guidelines, set forth in this Proxy Statement beginning on page 1. Recommendations for director candidates may come from directors, stockholders or other sources. Occasionally, the Governance Committee utilizes a paid third-party consultant to assist it in identifying and evaluating director candidates. The Governance Committee has sole authority under its Charter to retain and terminate any such consultant, including sole authority to approve the consultant’s fees and other retention terms. Stockholders desiring to nominate a director candidate at any meeting of stockholders, including any annual meeting of stockholders, must comply with the procedures for nomination set forth in the section entitled “Stockholder Proposals and Nominations,” beginning on page 44.

Compensation and Executive Organization Committee	9 meetings in 2005
Members:	Robert H. Campbell (Chair) Robert F. Cavanaugh Harriet Edelman Bonnie G. Hill Mackey J. McDonald

Independence:	The Board has determined that all directors on this Committee are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Responsibilities:	Establishes the compensation of the Company’s directors and elected officers (other than the Chairman, President and Chief Executive Officer);

Recommends to the independent directors of the full Board as a group the compensation of the Company’s Chairman, President and Chief Executive Officer;

Grants performance stock units, stock options, restricted stock units and other rights under the Long-Term Incentive Program of the Company’s Key Employee Incentive Plan, as amended (“Incentive Plan”);

Establishes target-award levels and makes awards under the Annual Incentive Program and the Long-Term Incentive Program of the Incentive Plan;

Administers the Incentive Plan, the Executive Benefits Protection Plans, the Employee Benefits Protection Plan and the Supplemental Executive Retirement Plan;

Monitors compensation arrangements for management employees for consistency with corporate objectives and stockholders’ interests;

Reviews the executive organization of the Company; and

Monitors the development of personnel available to fill key management positions as part of the succession planning process.

Charter:	A current copy of the Charter of the Compensation and Executive Organization Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Executive Committee	No meetings in 2005

Members:	Richard H. Lenny (Chair) Jon A. Boscia Robert H. Campbell Gary P. Coughlan

Responsibilities:

Manages the business and affairs of the Company, to the extent permitted by the Delaware General Corporation Law, when the Board is not in session. A subcommittee consisting of the independent directors on this Committee reviews and approves in advance any transaction not in the ordinary course of business between the Company and Hershey Trust Company, Hershey Entertainment & Resorts Company and/or the Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing, unless the Board specifies a different approval process.

Charter:	A current copy of the Charter of the Executive Committee may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

DIRECTORS’ ATTENDANCE

There were six regular meetings and one special meeting of the Board of Directors during 2005. No director attended less than 81% of the sum of the total number of meetings of the Board held during the period for which he or she was a director and the total number of meetings held by all committees of the Board on which he or she served during the period that he or she served in 2005. Average attendance for all of these meetings equaled 93%.

Directors are expected to attend the Company’s annual meetings of stockholders. All but one of the directors standing for election at the Company’s annual meeting held April 19, 2005 were in attendance at that meeting.

DIRECTORS’ COMPENSATION

FOR 2005
Annual Retainer	$55,000
Annual Restricted Stock Unit Grant	$80,000
Annual Retainer for Committee Chairs	$5,000

FOR 2006
Annual Retainer	$65,000
Annual Restricted Stock Unit Grant	$100,000
Annual Retainer for Committee Chairs (except Audit Committee Chair)	$5,000
Annual Retainer for Audit Committee Chair	$10,000

The Directors’ Compensation Plan is designed to attract and retain qualified non-employee directors and to align the interests of non-employee directors with those of the stockholders by paying a portion of their compensation in units representing shares of Common Stock. The Board targets non-employee director compensation at the mid-point of compensation paid to directors at a peer group of food, beverage and consumer packaged goods companies representing the Company’s most direct competitors for executive talent. Any director who is an employee of the Company receives no remuneration for his or her service as a director.

In 2005, restricted stock units (“RSUs”) were granted quarterly on the first day of January, April, July and October on the basis of the number of shares of Common Stock, valued at the average closing price on the New York Stock Exchange of the Common Stock on the last three trading days preceding the grant, equal to $20,000. While the value of the annual RSU grant was targeted at $80,000, the actual value of the grant may be higher or lower depending upon the performance of the Common Stock following the grant dates. A director’s RSUs will not vest or be distributed until his or her membership on the Board is terminated as a result of retirement, disability, or death, or such other circumstance as the Board, in its discretion, shall determine. Termination of a director’s membership on the Board following a change in control is considered a retirement for this purpose.

Directors may elect to receive all or a portion of their retainer in cash or Common Stock, although committee chair fees are paid only in cash. A director may defer receipt of the retainer and committee chair fees in the form of cash or Common Stock until his or her retirement from the Board.

The Board from time to time establishes committees of limited duration for special purposes. The Compensation and Executive Organization Committee of the Board will consider paying additional compensation to non-employee directors who serve on special committees, generally in the amount of $1,250 per meeting, if the special committee holds six or more meetings, each lasting one hour or more. No director received compensation for service on a special committee in 2005.

Following a review of competitive data, which disclosed the need to adjust director compensation upward to be in line with that paid at companies in the compensation peer group, the Board elected in December 2005 to increase the annual retainer to $65,000, the quarterly RSU grant to a value equivalent to the number of shares of Common Stock equal to $25,000, and the annual retainer for the chair of the Audit Committee to $10,000 beginning January 1, 2006.

All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at Board and committee meetings and for minor incidental expenses incurred in connection with performance of directors’ services. In addition, directors are reimbursed for at least one director continuing education program each year, provided with travel accident insurance while traveling on the Company’s business, receive the same discounts as employees on the purchase of the Company’s products and are eligible to participate in the Company’s Gift Matching Program. Under the Gift Matching Program, contributions made by a director to one or more charitable organizations are matched, at the director’s request, on a dollar-for-dollar basis up to a maximum aggregate annual contribution per director of $5,000.

The Company maintains a Directors’ Charitable Award Program for individuals who became directors prior to December 31, 1996. This program is a self-funded life insurance program on eligible directors and funds charitable donations by the Company to educational institutions designated by those directors. The amount of the donation varies according to the director’s length of service as a director, up to a maximum donation of $1 million after five years of service. Three current directors (Ms. Hill and Messrs. Campbell and McDonald) and fifteen retired directors participate in the program. The amount of the charitable donation per participating director is $1 million. In 2005, $1 million was donated following the death of a retired director.

AUDIT COMMITTEE REPORT

The role of the Audit Committee of the Board of Directors is to prepare this report and to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent” as required by applicable listing standards of the New York Stock Exchange, Rule 10A-3 under the Exchange Act and the Company’s Corporate Governance Guidelines; that no member has any relationship to the Company other than being a director and/or stockholder of the Company or having a relationship identified and described in the Company’s Corporate Governance Guidelines as immaterial to the Company; that all members are financially literate; that at least one member of the Committee, Gary P. Coughlan, qualifies as an “audit committee financial expert” as defined in the applicable regulations of the Securities and Exchange Commission; and that Mr. Coughlan has accounting or related financial management expertise. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on February 16, 2006. The Charter may be viewed on the Company’s website at www.hersheys.com in the Investor Relations section.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, including the effectiveness of internal control over financial reporting. The internal audit department is responsible for performing independent, objective assessments of management’s system of internal controls and policies and procedures and reporting on their degree of effectiveness. The independent auditors are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with U.S. generally accepted accounting principles and annually auditing management’s assessment of the effectiveness of internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the auditors’ independence.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. It is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s review and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on February 28, 2006.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S
BOARD OF DIRECTORS

Gary P. Coughlan, Chair	Robert H. Campbell	Robert F. Cavanaugh

Harriet Edelman	Alfred F. Kelly, Jr.	Marie J. Toulantis

INDEPENDENT AUDITOR FEES

Set forth below are the aggregate fees billed by KPMG LLP, the Company’s principal independent auditors, for professional services rendered to the Company during the fiscal years ended December 31, 2005 and 2004:

For the Fiscal Year Ended December 31,	2005	2004
Audit Fees	$2,006,800	$2,482,300
Audit-Related Fees(1)	189,150	84,050
Tax Fees(2)	61,885	35,695
All Other Fees	—	—
Total Fees	$2,257,835	$2,602,045

(1)	Fees associated primarily with services related to potential business transactions, the auditing of employee benefit plans and securities offering procedures.

(2)	Fees pertaining primarily to tax issues and preparation of tax returns for the Company’s foreign subsidiaries.

Pre-Approval Policy Regarding Independent Auditor Services

It is the Audit Committee’s policy to pre-approve all audit and non-audit services performed by the Company’s independent auditors, KPMG LLP. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by KPMG LLP, provided that any such approval is presented to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services provided by KPMG LLP in 2005. The Audit Committee’s Charter includes a guideline that under ordinary circumstances the types of non-audit services it will approve will fall into one of the following areas: (1) audit-related services that only the Company’s independent auditor may perform (including securities offering comfort letters and accountants’ consents); (2) benefit plan audits; (3) tax services for statutory audits or filing assistance; (4) specific agreed-upon procedure audits (e.g. assuring compliance by the Company or its foreign entities, or contractual counter parties, with provisions of licenses or other contracts); or (5) translation services to support foreign audits.

PROPOSAL NO. 2 — APPOINTMENT OF AUDITORS

The Audit Committee has appointed KPMG LLP as independent auditors for the Company for the year ending December 31, 2006. Although not required to do so, the Audit Committee recommended to the Board that the appointment of that firm be submitted for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since May 10, 2002 and is considered to be well-qualified. If the appointment is not ratified, the Audit Committee will reconsider its appointment. Representatives of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to questions.

The affirmative vote of a majority of the votes represented at the Annual Meeting in person or by proxy of the Common Stock and Class B Stock voting together without regard to class will constitute ratification of the appointment of auditors.

The Board of Directors recommends a vote FOR Proposal No. 2, and proxies that are returned will be so voted unless a contrary vote is designated.

VOTING SECURITIES

The Company has shares of two classes of stock outstanding, Common Stock and Class B Stock. At the close of business on February 17, 2006, the record date for the Annual Meeting, there were outstanding 178,131,189 shares of Common Stock and 60,818,478 shares of Class B Stock, all of which are entitled to be voted. Holders of record of the Company’s Common Stock on February 17, 2006 will be entitled to cast one vote for each share held, and holders of record of the Class B Stock on February 17, 2006 will be entitled to cast ten votes for each share held. The Common Stock is entitled to cash dividends 10% higher than those declared on the Class B Stock.

According to the Company’s By-Laws, the presence in person or by proxy of the holders of a majority of the votes entitled to be cast of the outstanding Common Stock and Class B Stock, respectively, shall constitute quorums for matters to be voted on separately by the holders of the Common Stock voting separately as a class and the holders of the Class B Stock voting separately as a class. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the combined outstanding shares of the Common Stock and the Class B Stock shall constitute a quorum for matters to be voted on without regard to class.

The vote required for approval of any matter which may be the subject of a vote of the stockholders is provided for in the Company’s Certificate and By-Laws. The specific vote requirements for the proposals being submitted to a stockholder vote at this year’s Annual Meeting are set forth under the description of each proposal in this Proxy Statement.

Abstentions and broker non-votes (defined below) are counted for the purpose of determining whether a quorum is present at the Annual Meeting. For the purpose of determining whether a proposal (except for the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (“broker non-votes”), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

The table below sets forth the number of shares of Common Stock (including Common Stock equivalent shares) and Class B Stock owned beneficially by (i) each director, each individual named in the Summary Compensation Table on page 33 (the “named executive officers”) and the directors and executive officers of the Company as a group, on February 17, 2006, and (ii) persons or entities owning more than five percent of the Common Stock or Class B Stock, on the dates indicated. Unless specified otherwise in a footnote, the individuals and entities listed below have voting and investment power over the shares indicated. The voting and investment power over the shares held by the Milton Hershey School Trust and Hershey Trust Company are as indicated in the section entitled “Description of the Milton Hershey School Trust and Hershey Trust Company,” beginning on page 22.

Directors and named executive officers also hold certain unvested or deferred common stock units. In accordance with SEC requirements, these holdings are not included in this table because the holders have not yet attained voting or investment power over them. These holdings are described and listed separately in the section entitled “Common Stock and Common Stock Unit Holdings,” beginning on page 21.

Holder		Common Stock(1)	Exercisable Stock Options(2)	Percent of Common Stock	Class B Common Stock	Percent of Class B Stock
Milton Hershey School Trust Founders Hall Hershey, PA 17033(3) Hershey Trust Company 100 Mansion Road Hershey, PA 17033(3)	}	13,173,457		7.4%	60,612,012	99.7%
Davis Selected Advisers, L. P. 2949 E. Elvira Road Suite 101 Tucson, AZ 85706(4)		10,684,558		6.0%
Hershey Trust Company(3)		810,544		**
Marcella K. Arline		6,354	102,023	**
Jon A. Boscia*		2,000		**
Michele G. Buck		3,149	—	**
Robert H. Campbell*		2,403		**
Robert F. Cavanaugh*		1,000		**
Gary P. Coughlan*		5,182		**
Harriet Edelman*		400		**
Thomas K. Hernquist		6,896	54,563	**
Bonnie G. Hill*(5)		942		**
Alfred F. Kelly, Jr.*		3,500		**
Richard H. Lenny*		46,962	1,250,000	**
Mackey J. McDonald*		400		**
Burton H. Snyder		2,572	82,975	**
Marie J. Toulantis*		2,000		**
David J. West		13,945	116,425	**
All directors and executive officers as a group (20 persons)		126,964	1,843,175	1.1%

*	Director

**	Less than 1%

(1)

Amounts listed include shares of Common Stock allocated by the Company to the employee’s account in the Company’s Employee Savings Stock Investment and Ownership Plan (“ESSIOP”) pursuant to Section 401(k) of the Internal Revenue Code.

(2)

This column reflects stock options that were exercisable by the named executive officers and the executive officers as a group on February 17, 2006, as well as 125 stock options held by an executive officer who is not a named executive officer that will become exercisable within 60 days of February 17, 2006.

(3)	Reflects stockholdings as of February 17, 2006. See “Description of the Milton Hershey School Trust and Hershey Trust Company” for further information on the voting of these securities.

(4)

Information regarding Davis Selected Advisers, L. P. and its stockholdings was obtained from a Schedule 13G/A filed with the SEC on February 14, 2006. The filing indicated that, as of December 31, 2005, Davis Selected Advisers, L. P. had sole voting and investment power over 10,684,558 shares of Common Stock.

(5)	Includes 300 shares held in trust by Ms. Hill’s husband.

Common Stock and Common Stock Unit Holdings

The table below contains a summary, as of February 17, 2006, of the number of shares of Common Stock beneficially owned by each of the directors and named executive officers, as set forth in the Common Stock column of the Voting Securities table on page 20; the number of shares of Common Stock underlying certain common stock units, described in footnote (1) to the table below, held by each of the directors and named executive officers; and the total number of shares of Common Stock and common stock units held by each of the directors and named executive officers.

Holder	Common Stock	Shares Underlying Common Stock Units(1)	Total
Marcella K. Arline	6,354	25,616	31,970
Jon A. Boscia*	2,000	6,542	8,542
Michele G. Buck	3,149	10,158	13,307
Robert H. Campbell*	2,403	22,199	24,602
Robert F. Cavanaugh*	1,000	6,095	7,095
Gary P. Coughlan*	5,182	6,135	11,317
Harriet Edelman*	400	4,107	4,507
Thomas K. Hernquist	6,896	42,870	49,766
Bonnie G. Hill*	942	12,979	13,921
Alfred F. Kelly, Jr.*	3,500	985	4,485
Richard H. Lenny*	46,962	283,068	330,030
Mackey J. McDonald*	400	18,611	19,011
Burton H. Snyder	2,572	22,250	24,822
Marie J. Toulantis*	2,000	4,107	6,107
David J. West	13,945	21,850	35,795

*	Director

(1)

Common stock units include unvested restricted stock units (“RSUs”) granted on or before February 17, 2006 to the named executive officers under the Incentive Plan and to directors under the Directors’ Compensation Plan; unvested performance stock units (“PSUs”) from the 2003–2005 performance cycle awarded under the Incentive Plan to the named executive officers on February 16, 2006; and common stock units deferred on or before February 17, 2006 by the named executive officers under the Deferred Compensation Plan and by directors under the Directors’ Compensation Plan.

RSUs granted to executive officers under the Incentive Plan vest upon the expiration of the restriction period applicable to the particular grant, and RSUs granted to directors vest generally upon termination of each director’s membership on the Board by reason of retirement, disability or death. Once vested, RSUs granted to executive officers are commonly paid in cash having a value equivalent to the closing price of the Common Stock on the New York Stock Exchange on the day preceding the vesting date, in an equal number of shares of Common Stock, or in a combination of cash and Common Stock. RSUs granted to directors are paid only in shares of Common Stock. Dividends are credited at regular rates on RSUs during the restriction period and upon vesting of the RSUs are paid to executive officers in cash and to directors in shares of Common Stock. The holder of Common Stock awarded pursuant to the vesting of RSUs has full voting and investment power over those shares.

PSUs awarded to executive officers from the 2003-2005 performance cycle have a three-year vesting term that began on January 1, 2006, the day following the completion of the three-year performance cycle, and ends on December 31, 2008. Once vested, the award will be paid in early 2009 only in shares of Common Stock, along with regular dividends credited on the Common Stock underlying such units from January 1, 2006 to December 31, 2008. If during the three-year extended vesting period the executive officer dies, retires or becomes totally disabled, the executive officer’s award will vest and be paid, along with regular dividends credited through the vesting date, as soon as legally permitted thereafter. If an executive officer’s employment terminates prior to December 31, 2008 other than by retirement, disability or death, the PSU award will be forfeited. The holder of Common Stock awarded pursuant to the vesting of PSUs has full voting and investment power over those shares.

Common stock units deferred under the Deferred Compensation Plan and the Directors’ Compensation Plan are fully vested and are payable in Common Stock shares upon the expiration of the deferral period. Dividends are credited at regular rates on deferred common stock units during the deferral period and are paid to executive officers in cash and to directors in shares of Common Stock at the expiration of the deferral period. For directors, the deferral period expires when the director ceases to be a member of the Board. Common stock units deferred under the Deferred Compensation Plan consist generally of vested PSU and vested RSU awards deferred by executive officers. Common stock units deferred under the Directors’ Compensation Plan consist of director fees taken in stock with payment deferred at the election of the director. Upon payment, the holder obtains voting and investment power over the shares.

Description of the Milton Hershey School Trust and Hershey Trust Company

Milton Hershey School, a non-profit school for the full-time care and education of disadvantaged children located in Hershey, Pennsylvania, is the sole beneficiary of the trust established by Milton S. and Catherine S. Hershey in 1909. Investment decisions with respect to securities held by Hershey Trust Company, as Trustee for the benefit of Milton Hershey School (the “Milton Hershey School Trust”), are made by the Board of Directors of Hershey Trust Company, as Trustee, with the approval of the Board of Managers (governing body) of Milton Hershey School. Decisions regarding the voting of such securities are made by the Board of Directors of Hershey Trust Company, as Trustee for the benefit of Milton Hershey School. The Milton Hershey School Trust will be entitled to cast 13,173,457 of the total 178,131,189 votes, or 7.4%, entitled to be cast on matters required to be voted on separately by the holders of the Common Stock, and 619,293,577 of the total 786,315,969 votes, or 78.8%, entitled to be cast by the holders of the Common Stock and the Class B Stock voting together on matters to be voted on without regard to class.

Hershey Trust Company is a state-chartered trust company and holds 421,544 shares of the Company’s Common Stock in its capacity as institutional fiduciary for 100 estates and trusts unrelated to the Milton Hershey School Trust. Hershey Trust Company also holds 389,000 shares of Common Stock as investments. Investment decisions and decisions with respect to voting of securities held by Hershey Trust Company as institutional fiduciary and as investments are made by the Board of Directors or management of Hershey Trust Company.

Hershey Trust Company, as Trustee for the benefit of Milton Hershey School, as fiduciary for the above-noted individual trusts and estates, and as direct owner of investment shares, will be entitled to vote 13,984,001 shares of Common Stock and 60,612,012 shares of Class B Stock at the Annual Meeting.

Pursuant to the Company’s Certificate, all holders of Class B Stock, including the Milton Hershey School Trust, are entitled to convert any or all of their Class B Stock shares into shares of Common Stock at any time on a share-for-share basis. In the event the Milton Hershey School Trust ceases to hold more than 50% of the outstanding shares of the Class B Stock and at least 15% of the total outstanding shares of both the Common Stock and Class B Stock, all shares of the Class B Stock will automatically be converted into shares of Common Stock on a share-for-share basis. The Company’s Certificate requires the approval of the Milton Hershey School Trust prior to the Company issuing shares of Common Stock or undertaking any other action which would cause the Milton Hershey School Trust to cease to be able to cast a majority of the votes entitled to be cast with regard to any matter upon which the Class B Stock is entitled to vote either separately as a class or together with any other class.

All of the outstanding shares of Hershey Trust Company are owned by the Milton Hershey School Trust. The members of the Board of Managers of Milton Hershey School are appointed by and from the Board of Directors of Hershey Trust Company. There are 11 members of the Board of Directors of Hershey Trust Company and 10 members of the Board of Managers of Milton Hershey School, including Robert F. Cavanaugh, who is a director of the Company, and Richard H. Lenny, who is a director and the Chairman of the Board, President and Chief Executive Officer of the Company. Directors of Hershey Trust Company and members of the Milton Hershey School Board of Managers individually are not considered to be beneficial owners of the Company’s shares of Common Stock or Class B Stock held by the Milton Hershey School Trust.

PROPOSAL NO. 3 — STOCKHOLDER PROPOSAL

John G. Harrington, on behalf of Global Exchange, advised the Company that he or his representative intend to present the following stockholder proposal at the Annual Meeting. The address and the share ownership of the proponent will be furnished to any stockholder upon request.

The Hershey Company Cocoa Supply Report

WHEREAS, according to the International Labour Organization (ILO), more than 211 million children between the ages of 5 and 14 work globally, and about 70% of them are in agriculture,

WHEREAS, reports by the US Department of State, ILO and UNICEF have confirmed that thousands of children work on cocoa farms in West Africa, particularly in Ivory Coast,

WHEREAS, as the world’s largest cocoa producer, Ivory Coast accounts for over 40% of the world’s supply, the majority of which is imported into the US and Europe by multinational companies such as Cargill, Nestle, and Archer Daniels Midland, and processed into chocolate and other cocoa products retailed by well-known firms such as The Hershey Company,

WHEREAS, despite industry commitments in 2001 to monitor all labor conditions in the cocoa supply chain by July 1, 2005, to date, only a small pilot project has been carried out in a handful of villages in Ivory Coast,

WHEREAS, companies importing cocoa into the United States, namely Cargill, Archer Daniels Midland, and Nestle, have been named as defendants in a pending lawsuit, filed in US District Court in California on behalf of four Malian plaintiffs who allege they had been trafficked to Ivory Coast to provide forced labor on cocoa plantations,

THEREFORE, BE IT RESOLVED, that shareholders request that by July 15, 2006 management review and report to shareholders on all sources of cocoa supply purchased for manufacture of all company products, including a breakdown of percentage of total volume by supplying company or source. Furthermore, it is requested that this review and report to shareholders be conducted with a particular reference to potential financial and reputational risks incurred by the company as a result of its relationships with any of the companies named as defendants in the above-referenced lawsuit.

SUPPORTING STATEMENT

Global Exchange believes that Hershey management would benefit from a thorough review of cocoa sourcing practices. Significant commercial advantages can accrue to our company by the rigorous implementation throughout its overseas supply chain of human rights policies consistent with United Nations and ILO standards. These benefits can include enhanced corporate reputation, improved employee recruitment and retention, improved community and stakeholder relations, and a reduced risk of adverse publicity, divestment campaigns, and lawsuits. We therefore urge you to vote FOR this proposal.

Board of Directors’ Statement in Opposition to the Proposal

The Hershey Company is deeply committed to improving the well-being of cocoa farmers and their families who depend upon this important crop for their livelihood. Many children work with their families on the over 600,000 small, family-owned cocoa farms in the Ivory Coast. In response to reports that some children were victims of abusive labor conditions, in 2001, Hershey, along with most of the worldwide cocoa and chocolate industry, joined a congressionally sponsored Protocol designed to address this problem. Although independent surveys conducted in the West African cocoa-growing region in 2002 found that the vast majority of farmers were growing cocoa responsibly, without forced labor, our industry, together with its partners in the non-governmental organization community, is working actively within this Protocol framework to establish a child labor certification system that will cover at least 50 percent of the cocoa growing regions of the Ivory Coast and Ghana by July 2008.

In addition to its active participation in the Protocol, Hershey is a leader in the World Cocoa Foundation and in its Initiative for African Cocoa Communities. Through the Foundation, Hershey helps sponsor programs that are measurably improving the well-being of cocoa farmers and their families. One program sponsored by Hershey in partnership with the International Foundation for Education & Self-Help (IFESH) is specifically designed to improve educational opportunities for children through teacher training and to strengthen conditions that can ensure responsible labor practices on cocoa farms.

The companies named in the lawsuit referenced by the Global Exchange proposal are all participants in the Protocol process, mentioned above, as well as in the World Cocoa Foundation’s activities. The allegations in the referenced lawsuit cite activities that allegedly took place in the 1990s, and there is no evidence that those named defendants or any other suppliers to Hershey have been involved, directly or indirectly, in the trafficking referenced in the lawsuit or at any other time, including the present.

The Global Exchange proposal is both unnecessary and impracticable. Hershey, along with its suppliers, is taking extraordinary steps to ensure that any forced labor in West African cocoa growing is eliminated. Moreover, because the percentage of cocoa obtained from its suppliers changes with market conditions, the report proposed by Global Exchange will be outdated the moment it is produced. In addition, it would be detrimental to Hershey and its stockholders if Hershey’s competitors and suppliers were to know the relative shares of Hershey’s business the suppliers represent at any time.

For all of the above reasons, the Board unanimously opposes this proposal.

Adoption of this proposal will require the affirmative vote of a majority of the votes represented at the Annual Meeting in person or by proxy of the Common Stock and Class B Stock voting together without regard to class.

The Board of Directors recommends a vote AGAINST Proposal No. 3, and proxies that are returned will be so voted unless a contrary vote is designated.

2005 EXECUTIVE COMPENSATION

Compensation and Executive Organization Committee Report
on Executive Compensation

The Compensation and Executive Organization Committee of the Board of Directors (“Committee”) is composed entirely of directors determined by the Board, in its business judgment, to have no relationship to the Company other than being a director and/or stockholder of the Company or having a relationship identified and described under the Company’s Corporate Governance Guidelines as immaterial to the Company, and to be independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Committee is responsible for the establishment and oversight of the Company’s executive compensation program.

Executive Compensation Philosophy

The Company’s executive compensation program is designed to meet the following objectives:

•	To align the performance and interests of the executive officers with Company performance and the interests of stockholders;

•	To attract, retain and motivate executive talent;

•	To ensure that a significant portion of executive officers’ total compensation is dependent upon the appreciation of the Company’s Common Stock; and

•	To provide a balanced total compensation package that recognizes the individual contributions of executive officers and the overall business results of the Company.

Each year the Committee conducts a full review of the Company’s executive compensation program in order to ensure continued strong linkage between executive compensation and Company performance, and to evaluate the Company’s ability to compete for talented executives. This review is performed periodically with the assistance of an independent outside consultant whom the Committee reserves the right to select and/or meet with independently at its discretion. This annual review includes analyzing survey data comparing the competitiveness of the Company’s executive compensation, Company performance, stock price appreciation and total return to stockholders with a peer group of food, beverage and consumer packaged goods companies representing the Company’s most direct competitors for executive talent. The Committee also considers compensation data compiled from surveys of a broader group of industrial companies, some of which are from the food industry. In the Performance Graph on page 39, the Company’s performance is compared, in part, to the Standard & Poor’s Packaged Foods Index. The peer group considered relevant for the Company’s compensation comparison purposes does not include all of the companies in the Packaged Foods Index as compensation data on all such companies are not readily available. Also, the peer group includes some companies that are not in the Packaged Foods Index because the Company selects those companies it believes to be direct competitors for executive talent. The Committee reviews and approves the list of peer companies included in the compensation analysis.

In the review of survey data, a statistical process involving regression analysis is used to determine competitive compensation levels. This approach adjusts compensation levels for factors such as net sales, return on equity and time in position within the organization to determine predicted values or “going rates” within the marketplace for each element of compensation. The Company targets total compensation “at or above” such “going rates.”

The Committee believes the holding of significant equity interests in the Company by management aligns the interests of stockholders and management. Through the programs described in this report, a very significant portion of each executive officer’s total compensation is linked directly to individual and Company performance and to Common Stock price appreciation.

The key elements of the Company’s executive compensation program consist of base salary, an annual cash incentive program, and a long-term incentive program consisting of performance stock units and stock options. Restricted stock unit (“RSU”) awards are also utilized as special incentive awards and to replace compensation forfeited by newly-hired executive officers and key managers of the Company as a result of their resignations from prior employers.

Incentives play an important role in motivating executive performance and in aligning executive pay practices with the interests of stockholders. The Company’s executive compensation program is intended to reward achievement of both short- and long-term business goals. To ensure proper balance in the achievement of these business goals, the incentive program places greater dollars at risk in long-term incentives compared to short-term incentives. The long-term incentive program is designed especially to ensure that the Company’s executive officers have a significant portion of their total compensation tied to factors that affect the performance of the Company’s Common Stock.

The Committee developed the individual and corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, Richard H. Lenny, in 2005; evaluated Mr. Lenny’s performance in light of those goals and objectives; and recommended to the independent directors of the full Board as a group Mr. Lenny’s 2005 compensation on the basis of that evaluation. The Committee also reviewed and approved the total compensation of the most highly-compensated executive officers other than Mr. Lenny, including those individuals whose compensation is detailed in this Proxy Statement. This is designed to ensure consistency throughout the executive compensation program.

The Committee’s policies with respect to each of the elements of the executive compensation program, including the bases for the compensation awarded to Mr. Lenny, are discussed below. While the elements of compensation are described separately below, the Committee considers the total compensation package afforded by the Company when determining each component of the executive officer’s compensation, including pension benefits, supplemental retirement benefits, insurance and other benefits.

The Company achieved another year of outstanding performance in 2005. Mr. Lenny and his executive team demonstrated superb leadership in advancing the Company’s value enhancing strategy and generating strong profits and record sales for the year. The Committee reviewed these results in the context of the Company’s exceptional and sustained performance over the past three years, during which time total stockholder return increased by 72%. The Committee attributes this top tier performance to management’s relentless focus on results, excellence in strategies and execution, and on total commitment of all employees to the mission of the Company and the interests of its stockholders.

Base Salaries

Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position held, the experience of the individual and salaries paid in the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies.

Salary reviews are conducted annually and salary adjustments are made based upon the performance of the Company and of each executive officer. The Committee considers both financial and, where appropriate, non-financial performance measures in making salary adjustments. If an executive officer has responsibility for a particular business unit, such unit’s financial results are also considered. In 2005, base salaries for Mr. Lenny and 45 of the Company’s senior-most officers, including the individuals whose base salaries are set forth on page 33 of this Proxy Statement, were established using a technique called “broadbanding.” Broadbanding compares the base salary of each such Hershey executive, as adjusted to reflect the performance factors noted above, with executives having similar organizational responsibilities at companies in Hershey’s compensation peer group. Because salary levels for executive officers at manufacturing companies often vary based upon the company’s size in total revenues, the Committee performs a regression analysis that adjusts salary levels at the peer group companies to be more reflective of Hershey’s comparative size. The goal is then to set the base salary of each Hershey executive at the size-adjusted 50th percentile level of his or her counterparts at the peer group companies. Base salaries for all other officers and salaried employees are set within salary ranges established for their positions as determined through the annual competitive salary surveys.

Base Salary Paid to Mr. Lenny in 2005.  With respect to the base salary awarded Mr. Lenny in 2005, the Committee reviewed the Company’s actual business results versus plan goals and the results achieved by him on various objectives the Committee established in 2004. Corporate performance objectives in 2004 were based on financial measures including consolidated net sales, earnings per share-diluted and consolidated economic return on invested capital. The Committee also considered his base salary relative to the size-adjusted base compensation levels of executives in Hershey’s compensation peer group having similar organizational responsibilities. Based on these factors, the Committee recommended to the independent directors as a group that Mr. Lenny’s salary be increased by $70,000, a 7% increase on an annualized basis over his annual salary in 2004. The independent directors approved the Committee’s recommendation.

Annual Incentive Program

The Company’s executive officers, as well as other key managerial and professional employees, are eligible for an annual cash incentive award under the Annual Incentive Program (“AIP”) of the Incentive Plan.

Participating executive officers other than Mr. Lenny are eligible to earn individual awards expressed as a percentage of base salary. The final award is the product of the executive officer’s base salary, the applicable target percentage, and a performance score calculated as the sum of a corporate or business unit performance score and an individual performance score. Individual and short-term (annual) corporate and business unit performance objectives are established at the beginning of each year by the Committee. For 2005, the corporate or business unit objectives for executive officers other than Mr. Lenny were weighted at 75%, and the individual performance objectives were weighted at 25%, of the total performance score. The corporate performance objectives for AIP award payments for 2005 to executive officers other than Mr. Lenny were based on financial measures including earnings per share-diluted, consolidated net sales and consolidated economic return on invested capital. For participants at the business unit level, the business unit performance objectives for 2005 included unit operating income, unit net sales and consolidated economic return on invested capital. The Committee has the right to adjust the performance results, if necessary, to take into account extraordinary or unusual items occurring during the performance year.

Performance scores in excess of the objectives for financial measures and/or individual performance expectations may result in the individual executive officer receiving more than his or her target percentage. For executive officers other than Mr. Lenny, the maximum corporate or business unit performance score in 2005 was 200%, and the maximum score on the individual performance score was 150% with the Committee having discretion to adjust this percentage downward. The range of the target percentages of base salary used in 2005 for annual cash incentive awards for executive officers other than Mr. Lenny was 50% to 70%. Payment of annual cash incentive awards may be deferred to a later date at the election of the executive officer.

Mr. Lenny was eligible to receive an AIP award for 2005 calculated on the basis of a contingent target maximum grant. For 2005, based upon the Committee’s recommendation, the independent directors waived the maximum AIP award specified in Mr. Lenny’s March 12, 2001 Executive Employment Agreement and approved a contingent target maximum award for Mr. Lenny equal to the maximum AIP award available to executive officers under the Incentive Plan with Mr. Lenny’s actual 2005 AIP award, whether at or below this maximum, to be based upon his actual 2005 performance relative to his 2005 target corporate and individual performance goals. The Committee considers achievement of these objectives in their totality, without assigning specific weights to the corporate and individual components, when formulating its recommendation of a final AIP award for Mr. Lenny to the independent directors. For 2005, the corporate performance objectives for an AIP award payment to Mr. Lenny were based on financial measures including consolidated net sales, earnings per share-diluted and consolidated economic return on invested capital. As is the case with other executive officers eligible for AIP awards, the Committee has the right to adjust the performance results, if necessary, to take into account extraordinary or unusual items occurring during the performance year, subject to the approval of the independent directors as a group. Payment of the final AIP award may be deferred to a later date at Mr. Lenny’s election.

Mr. Lenny’s 2005 AIP Bonus.  Based on the Company’s results in 2005 compared to the performance objectives described previously and the Committee’s evaluation of Mr. Lenny’s performance against his individual objectives, the Committee recommended to the independent directors as a group that Mr. Lenny’s 2005 AIP award be $2,400,000. The independent directors approved the Committee’s recommendation.

Long-Term Incentive Program — Performance Stock Units

Performance stock units (“PSUs”) were granted contingently in 2005 under the Incentive Plan to those members of the Company’s senior executive group most in a position to affect the Company’s long-term results (a combined total of 46 individuals in 2005). PSU grants are based upon a percentage of the executive’s annual salary.

PSUs are granted every year and are earned based upon the Company’s performance over a three-year cycle. Each year begins a new three-year cycle. At the end of the three-year cycle, the Committee reviews whether the Company has achieved the established performance objectives to determine if an award is earned. In determining whether performance objectives have been achieved, specific adjustments may be made by the Committee to the Company’s performance (subject, nevertheless, in the case of Mr. Lenny, to the approval of the independent directors as a group) to take into account extraordinary or unusual items occurring during the performance cycle.

PSUs granted in 2005 are payable at the end of the applicable three-year cycle either in shares of Common Stock, cash, or a combination of both, as elected by the participant, based on the market value of the shares at the end of the cycle. Payment of PSU awards may be deferred to a later date at the election of the executive. The value of each of the PSUs granted in 2005 is tied to the Company’s performance (in determining what percentage of shares is earned) and stock price appreciation. The established performance measures for PSUs awarded in 2005 are (i) the Company’s three-year compound annual growth in earnings per share-diluted measured against an internal target and measured against the three-year compound annual growth in earnings per share-diluted of a peer group of 15 food, beverage and consumer packaged goods companies and (ii) the cumulative three-year improvement in the Company’s economic return on invested capital measured against an internal target. The performance scores can range from 0% to 250%.

PSUs Awarded to Mr. Lenny for the 2005–2007 Cycle.  On February 15, 2005, upon recommendation of the Committee, the independent directors as a group approved a grant of 38,850 contingent target PSUs to Mr. Lenny for the 2005–2007 PSU cycle, based upon a target bonus for such cycle having a present value of 200% of his 2005 base salary. The grant is contingent upon the performance criteria and conditions applicable to grants of contingent target PSUs to other executives as described above.

The table in this Proxy Statement entitled “Long-Term Incentive Program Performance Stock Unit Awards in Year-Ended December 31, 2005” provides information regarding PSU grants to Mr. Lenny and the other named executive officers in 2005.

Company Performance versus Objectives for the 2003–2005 PSU Performance Cycle and Awards to Mr. Lenny.  In February 2003, each eligible member of the senior executive group was granted PSUs having a value at the time of grant equal to a percentage of his or her annual salary. This percentage was determined by the Committee based on the recommendation of senior management and competitive survey information. The Committee imposed a three-year vesting term applicable only to the 2003 PSU grant that began on January 1, 2006, the day following the completion of the three-year performance cycle, and ends on December 31, 2008. If the executive officer is still in active employment with the Company on December 31, 2008, payment of the award for the performance cycle ended December 31, 2005 will be made in early 2009 only in shares of Common Stock, along with regular dividends credited on the Common Stock underlying such units from January 1, 2006 to December 31, 2008. If an executive officer who was an active employee at the completion of the three-year performance cycle ended December 31, 2005 subsequently retires, dies or becomes totally disabled prior to the December 31, 2008 vesting date, the PSUs will vest on the date of such retirement, disability or death and the full amount of the award earned by such officer during the performance period, plus regular dividends credited through the vesting date, will be paid as soon as legally permitted thereafter. If an executive officer’s employment terminates prior to December 31, 2008 other than by retirement, disability or death, the PSU award will be forfeited.

For the three-year cycle ended December 31, 2005, the performance objectives established for the grant, namely (i) the Company’s three-year compound annual growth in earnings per share-diluted measured against an internal target and measured against the three-year compound annual growth in earnings per share-diluted of a peer group of 15 food, beverage and consumer packaged goods companies and (ii) the cumulative three-year improvement in the Company’s economic return on invested capital measured against an internal target, were exceeded to the extent that each eligible participant in the senior executive group will be entitled to receive a payout of PSUs at the maximum achievement level of 250% following completion of the vesting period on December 31, 2008 (or earlier, as described above). On this basis, the Committee recommended to the independent directors as a group that Mr. Lenny be awarded 145,000 PSUs subject to the vesting and payment provisions previously described.

Long-Term Incentive Program — Stock Options

Under the Incentive Plan, stock options are granted periodically to the Company’s senior executive group as well as to other key managerial and professional employees. Stock options entitle the holder to purchase during a specified time period a fixed number of shares of Common Stock at a set price.

The Committee sets guidelines for the number of stock options to be granted based on competitive compensation data gathered from the survey information discussed above. The number of stock options granted is a function of the employee’s base pay, stock option multiples based upon the employee’s overall performance rating for the prior year and the imputed value of the option. The Committee also takes into account management’s recommendations regarding the number of options to be awarded to specific employees based on competitive pay practices within the food industry and the amount of options outstanding or granted previously. Stock options are awarded annually under the Incentive Plan to all eligible recipients; however, the Committee may elect not to grant stock options in a given year. The Committee also allocates a pool of stock options under the Incentive Plan for use by the Chief Executive Officer in making discretionary grants in the form of special incentive awards or as sign-on bonuses. Such discretionary awards may not be made by the Chief Executive Officer to the Company’s executive officers subject to the short-swing profit and ownership reporting rules of Section 16 of the Exchange Act.

Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with a ten-year term and an exercise price equal to the closing market price of the Common Stock on the New York Stock Exchange on the trading day immediately preceding the date of grant. Stock options granted under the Incentive Plan to all eligible recipients in 2005, including the senior executive group, have a four-year step vesting requirement of 25% per year, with full vesting occurring at the end of the fourth year following the date of grant. Stock options provide incentives for future performance by the creation of stockholder value over the long term since the benefit of the stock options cannot be realized unless stock price appreciation occurs.

Mr. Lenny’s 2005 Stock Option Grant.  On February 15, 2005, the independent directors as a group approved the Committee’s recommended grant to Mr. Lenny of options to purchase 158,400 shares of Common Stock with an exercise price of $61.70 per share. The exercise price of the grant equals the closing market price of the Common Stock on February 14, 2005, the New York Stock Exchange trading day immediately preceding the date of grant. The value of the stock options was intended to equal 250% of Mr. Lenny’s 2005 base salary.

Long-Term Incentive Program — Restricted Stock Units

The Committee grants restricted stock unit (“RSU”) awards under the Incentive Plan from time to time as special incentive awards and to replace compensation forfeited by newly-hired executive officers and key managers of the Company as a result of their resignation from prior employers. Each RSU granted under the Incentive Plan is equivalent in value to a share of Common Stock. RSUs vest if the recipient of the grant remains in the employment of the Company for a prescribed period of time. Information on RSU awards made by the Committee to the named executive officers in 2005, 2004 and 2003 is set forth in the chart on page 33 of this Proxy Statement. RSUs were not granted to Mr. Lenny in 2005.

The Committee also allocates a pool of RSUs for use by the Chief Executive Officer in making discretionary grants in the form of special incentive awards or as sign-on bonuses. Such discretionary awards may not be made by the Chief Executive Officer to the Company’s executive officers subject to the short-swing profit and ownership reporting rules of Section 16 of the Exchange Act.

2005 Early Retirement and Enhanced Mutual Separation Programs

In July 2005, the Board approved a program to advance the Company’s value-enhancing strategy. One element of the program was a voluntary workforce reduction program (“VWRP”). Under the VWRP, full-time salaried employees in the United States and Canada who were actively employed by the Company on July 21, 2005, were age 50 or older on January 1, 2005 and had been hired as employees of the Company prior to January 1, 2004, were eligible to participate in an early retirement program (“ERP”). Those same employees (“ERP Eligible Employees”), and other full-time salaried employees in the United States and Canada who met the service requirements for the ERP but were not age 50 or older on January 1, 2005, could elect to participate in an enhanced mutual separation program (“EMSP”).

Most executive officers of the Company (including the named executive officers other than Mr. Lenny and Ms. Buck) were eligible to participate in the VWRP. To receive enhanced benefits under the ERP or EMSP, eligible executive officers had to elect on or before September 19, 2005 to terminate their employment with the Company on or before December 31, 2005, or under special circumstances, on a date not later than December 31, 2006. Of the named executive officers, Ms. Arline and Mr. Snyder were eligible to participate in the ERP, and all but Ms. Buck and Mr. Lenny were eligible to participate in the EMSP. None of the named executive officers elected to participate in any of the plans for which he or she was eligible.

Executive officers electing to participate in the ERP or EMSP were eligible to receive certain enhancements (discussed below) to the executive compensation programs described in this report. Such officers also were eligible to receive enhancements to the Company’s retirement programs which are more fully described in the section of this Proxy Statement entitled Pension Plans, beginning on page 40.

For executive officers retiring under the ERP, payment of AIP awards will be made in accordance with the terms and conditions of the AIP, except that payment of a prorated award for the year in which the executive retires (if retirement occurs prior to December 31 of that year) will be based upon the executive’s actual individual performance score and the Company’s actual performance score for the entire year. Stock options will be administered in accordance with the Incentive Plan and the terms and conditions of the stock option grant, except that stock options granted to an executive will become fully vested on the executive’s retirement date notwithstanding the vesting schedule applicable to such options. Additionally, any stock option grant made to an executive officer in the year of his or her retirement, which is customarily prorated based upon the number of months the executive is in active employment prior to his or her retirement date, will not be prorated. Consistent with the terms and conditions of stock option grants, the executive will have five years from his or her retirement date to exercise options, but not to exceed the end of the option term. With respect to RSU grants, up to 1,000 RSUs granted to the executive on or before July 21, 2005 will vest upon such executive’s retirement date, notwithstanding the vesting schedule applicable to such RSUs. Payment of PSU awards will be made in accordance with the terms and conditions of the PSU grants, except that a cash equivalent of all PSU awards that are forfeited due to the executive’s retirement date preceding the completion of two-thirds of an applicable performance cycle will be paid to the executive in an amount equal to the award prorated based upon his or her retirement date. The prorated amount will be based on the lesser of target or actual Company financial results applicable to that PSU performance cycle. The ERP provides that no PSU grants will be made after July 21, 2005 to any executive officer electing to participate in the ERP.

An executive officer who terminates employment under the EMSP will be placed on a fifty-two week paid leave of absence, beginning on the executive’s last active day of employment (the “separation date”), during which time the executive will continue to receive his or her base salary and will be eligible to participate in the AIP, stock option, RSU and PSU programs of the Incentive Plan (except that no grants of PSUs will be made after July 21, 2005). Executive officers whose separation date occurs in 2005 will receive an AIP award for that year based upon the executive’s year-to-date earnings (including separation pay), the executive’s actual individual performance score and the Company’s actual performance score for the entire year. In subsequent years during the paid leave of absence, such executive’s award will be calculated based upon the executive’s separation pay, an individual performance factor of 100% and the lesser of target or actual Company performance score. For executive officers having a separation date in 2006, the award will be calculated on the basis of the executive’s year-to-date earnings (including separation pay) and, (i) if the separation date occurs prior to October 1, 2006, an individual performance factor of 100% and the lesser of target and actual Company performance score; and (ii) if the separation date occurs on or after October 1, 2006, the executive’s actual individual performance score and the Company’s actual performance score for the entire year. In subsequent years during the paid leave of absence, the award for such executives will be calculated based upon the executive’s separation pay, an individual performance factor of 100% and the lesser of target and actual Company performance score. Upon the executive’s separation date, all outstanding stock options will vest, and at the end of the paid leave of absence, up to 1,000 unvested RSUs will vest. An ERP Eligible Employee who elects the EMSP rather than the ERP will have five years from his or her separation date to exercise options, but not to exceed the end of the option term. An employee who is not an ERP Eligible Employee will have 90 days from the last day of his or her paid leave of absence to exercise options, but not to exceed the end of the option term. Payment of PSU awards will be made in accordance with the terms and conditions of PSU grants, except that if an executive electing to participate in the EMSP is also an ERP Eligible Employee, a cash equivalent of all PSU awards that are forfeited due to such executive’s retirement date preceding the completion of two-thirds of an applicable performance cycle will be paid to the executive in an amount equal to the award prorated based upon his or her separation date. The prorated amount will be based on the lesser of target or actual Company financial results applicable to that PSU performance cycle. Additionally, any executive who terminates employment under the EMSP will be deemed to be fully vested in his or her PSU award for the 2003-2005 performance cycle as of the earlier of such executive’s separation date and December 31, 2005, notwithstanding the vesting schedule applicable to such grant. The original terms and conditions for the 2003-2005 PSU grant permitted such accelerated vesting only in the event of retirement, disability or death.

Stockholding Guidelines

In January 2003, the Committee adopted stockholding guidelines that require executive officers and other key employees of the Company to accumulate over a five-year period a minimum number of shares of Common Stock and/or deferred PSUs and RSUs. Executive officers elected after January 2003 are required to accumulate the minimum number of shares within five years of their election. The value equivalent of the shares which must be acquired and held is equal to a multiple of the individual’s base salary. Minimum stockholding requirements for executive officers range from two to four times base salary. For Mr. Lenny, the applicable multiple is four times his base salary. As of February 17, 2006, the record date for the Annual Meeting, Mr. Lenny had accumulated shares of Common Stock and/or deferred PSUs exceeding the minimum stockholding requirement applicable to him.

Policy Regarding Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides that publicly-held companies may be limited in deducting from their taxable income certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly-compensated officers. The Committee has considered the effect of Section 162(m) on the Company’s executive compensation program in developing its policy with respect to the deductibility of the Company’s executive compensation. It is the Committee’s position that in administering the “performance-based” portion of the Company’s executive compensation program, it will attempt to satisfy the requirements for deductibility under Section 162(m). However, the Committee believes that it needs to retain the flexibility to exercise its judgment in assessing an executive’s performance and that the total compensation system for executive officers should be managed in accordance with the objectives outlined in the “Executive Compensation Philosophy” section of this report and in the best overall interests of the Company’s stockholders. Should the requirements for deductibility under Section 162(m) conflict with the Executive Compensation Philosophy or with what the Committee believes to be in the best interests of the stockholders, the Committee will act in accordance with the Executive Compensation Philosophy and in the best interests of the stockholders, notwithstanding the effect of such action on deductibility for any given year.

Conclusion

In 2005, as in previous years, a substantial portion of the Company’s executive compensation consisted of performance-based variable elements. The Committee intends to continue the policy of linking executive compensation to Company performance and returns to stockholders.

SUBMITTED BY THE COMPENSATION AND EXECUTIVE ORGANIZATION
COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Robert H. Campbell, Chair		Robert F. Cavanaugh		Harriet Edelman
	Bonnie G. Hill		Mackey J. McDonald

Summary of Cash and Certain Other Compensation

The following table shows for the fiscal years ended December 31, 2005, 2004 and 2003, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the named executive officers of the Company.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary(1) ($)		Bonus(2) ($)		Other Annual Compen- sation(3) ($)		Restricted Stock Unit Awards(4) ($)	Stock Option Awards (#)	LTIP Payouts(5) ($)	All Other Compen- sation(6) ($)
Richard H. Lenny
Chairman of the Board,	2005	1,070,000		2,400,000		—		—	158,400	—	6,300
President and Chief	2004	1,000,000		2,425,000		—		—	193,100	3,105,699	6,150
Executive Officer	2003	950,000		1,758,420		—		—	206,200	879,337	6,000
Marcella K. Arline	2005	365,000		360,693		—		308,650	17,750	—	6,300
Senior Vice President,	2004	330,000		347,134		—		—	26,200	393,894	6,082
Chief People Officer	2003	294,000		228,134		—		—	46,900	61,491	6,000
Michele G. Buck(7)
Senior Vice President,	2005	270,385	(8)	509,083	(9)	66,391	(10)	898,225	16,900	—	—
Chief Marketing Officer,	2004	—		—		—		—	—	—	—
U.S. Commercial Group	2003	—		—		—		—	—	—	—
Thomas K. Hernquist(11)	2005	400,000		457,660		—		626,200	34,850	—	6,300
Senior Vice President,	2004	356,000		379,824		1,071	(14)	230,075	27,500	—	6,150
Global Chief Growth Officer	2003	228,846	(12)	289,293	(13)	138,134	(14)	676,830	74,200	—	5,804
Burton H. Snyder
Senior Vice President,	2005	422,100		407,622		—		—	20,500	—	6,300
General Counsel and	2004	402,000		416,842		—		—	31,900	499,942	6,150
Secretary	2003	388,000		295,254		—		—	63,200	—	6,000
David J. West	2005	450,000		526,680		—		—	45,200	—	6,300
Senior Vice President,	2004	415,000		445,884		—		—	54,100	515,092	6,150
Chief Financial Officer	2003	394,000		314,595		—		144,100	64,100	160,757	45,000

(1)	This column includes amounts deferred by the named executive officer to the ESSIOP pursuant to Section 401(k) of the Internal Revenue Code.

(2)	Unless otherwise noted, this column represents annual cash incentive awards (paid out or deferred) attributable to services rendered for that year.

(3)

While the named executive officers are eligible to receive certain perquisites, the aggregate incremental cost to the Company of perquisites actually received by any named executive officer in fiscal years 2005, 2004 and 2003, unless noted otherwise in this column and in a footnote, did not exceed $50,000. In 2005, Mmes. Arline and Buck and Messrs. Hernquist and West received Company-paid financial planning services, and Ms. Buck and Messrs. Hernquist and West received Company-paid tax preparation services. Ms. Buck also received payment of certain relocation and temporary housing expenses in 2005 as described in footnote (10). The Company also provided personal ground transportation services for Messrs. Lenny and West on two occasions during 2005. Mr. Snyder was eligible for perquisites but did not receive them.

In 2005, the independent directors of the full Board, upon the recommendation of the Compensation and Executive Organization Committee of the Board, approved a revision to the Company’s policy regarding Mr. Lenny’s use of the Company’s aircraft for non-business purposes. The new policy removes dollar limitations previously applicable to such use and encourages Mr. Lenny to use the corporate aircraft to ensure confidentiality of Company information while traveling and to allow Mr. Lenny more time to concentrate on the Company’s business, maximizing efficiency. Mr. Lenny used the Company’s aircraft for non-business purposes in 2005; however, he elected to reimburse the Company a portion of the Company’s incremental costs associated with such use pursuant to a time sharing agreement with the Company. The total amount reimbursed was below the disclosure threshold applicable to such agreements.

Executive officers of the Company other than Mr. Lenny are not permitted to use the Company’s aircraft for non-business purposes without Mr. Lenny’s express written consent. Of the named executive officers other than Mr. Lenny, only Mr. West used the Company’s aircraft for non-business purposes in 2005. Mr. West used the aircraft to attend Company business meetings outside the Hershey area. This was considered non-business use because he flew out of or returned to an airport other than the aircraft’s home base. Executive officers pay any and all personal income taxes applicable to their use of the Company’s aircraft for non-business purposes, imputed at the Standard Industry Fare Level (“SIFL”) rate as permitted by Internal Revenue Service regulations.

(4)

This column reports the dollar value of awards of restricted stock units to the named executive officers, calculated by multiplying the number of units awarded to such officer by the closing price of the Common Stock on the New York Stock Exchange on the trading day immediately preceding the grant. As of December 31, 2005, the number and value of the aggregate RSU holdings of the named executive officers not previously vested and distributed to them were: Ms. Arline — 5,000 units ($276,250), Ms. Buck — 14,725 units ($813,556) and Mr. Hernquist — 13,750 units ($759,688). The dollar value of such RSU holdings set forth in this footnote is calculated by multiplying the aggregate number of units held by such officer on December 31, 2005 by $55.25, the closing price of the Common Stock on the New York Stock Exchange on December 30, 2005, the last trading day of that year.

The RSUs granted to Ms. Arline on August 8, 2005 will vest in 25% increments on each of the four anniversary dates following the date of the grant. Of the RSUs granted to Ms. Buck on April 19, 2005, 4,567 RSUs vested on February 1, 2006, 8,492 RSUs will vest on February 1, 2007 and the remaining 1,666 RSUs from that grant will vest on February 1, 2008. One-half of the RSUs granted to Mr. Hernquist on April 28, 2003 vested on April 28, 2004, and the remaining RSUs from that grant vested on April 28, 2005. One-fourth of the RSUs granted to Mr. Hernquist on June 16, 2004 vested on June 16, 2005, and the remaining RSUs from that grant will vest in 25% increments on each of the three remaining anniversary dates of the grant. One-fourth of the RSUs granted to Mr. Hernquist on February 28, 2005 vested on February 28, 2006, and the remaining RSUs from that grant will vest in 25% increments on each of the three remaining anniversary dates of the grant. One-half of the RSUs granted to Mr. West on August 4, 2003 vested on August 4, 2004, and the remaining RSUs from that grant vested on August 4, 2005. Upon a change in control, all conditions and restrictions applicable to RSU grants will lapse. Dividends on the RSUs will not be paid unless and until the RSUs vest, at which time they will be paid from and after the grant date at the same rate as paid on the Common Stock.

(5)

This column reports the cash value of PSU payouts made during each of the last three fiscal years at the end of the following three performance cycles: 2003-2005, 2002-2004 and 2001-2003 under the Incentive Plan which were paid or deferred in the fiscal year immediately following the last year of the respective three-year cycle. With respect to PSUs for the 2003-2005 performance cycle, the Compensation and Executive Organization Committee of the Board imposed a three-year vesting term that began on January 1, 2006, the day following the completion of the three-year performance cycle, and ends on December 31, 2008. If the executive officer is still in active employment with the Company on December 31, 2008, payment of the award earned for the 2003-2005 cycle will be made in early 2009 only in shares of Common Stock, along with regular dividends credited on the Common Stock underlying such units from January 1, 2006 to December 31, 2008. If during the three-year extended vesting period the executive officer dies, retires or becomes totally disabled, the executive officer’s award will vest and be paid, along with regular dividends credited through the vesting date, as soon as legally permitted thereafter. If an executive officer’s employment terminates prior to December 31, 2008 other than by retirement, disability or death, the PSU award will be forfeited. The number of PSUs awarded contingently to the named executive officers that will be paid out when fully vested are as follows: Ms. Arline 16,500; Mr. Lenny 145,000; Mr. Hernquist 18,250; Mr. Snyder 22,250; Mr. West 18,000.

(6)

This column includes the Company’s matching contributions to the individual’s ESSIOP account for 2005, 2004 and 2003. Compensation reflected in this column for Mr. West in 2003 includes a special award of $40,000 approved by the Board of Directors for exceptional service in the design and implementation of the 2003 sales force reorganization.

(7)

Ms. Buck was elected Senior Vice President, President U.S. Snacks on April 19, 2005 and served in that position until November 21, 2005 when she was appointed Senior Vice President, Chief Marketing Officer, U.S. Commercial Group. Ms. Buck’s current position with the Company is not classified by the Board as an executive officer position.

(8)

Ms. Buck was hired by the Company on April 18, 2005 and was granted a total annual base salary for that year of $380,000. The amount shown is the annual base salary earned during the portion of the year in which she was employed.

(9)

The amount includes, in addition to the annual cash incentive award, a sign-on bonus of $250,000 awarded to Ms. Buck upon her election as Senior Vice President, President U.S. Snacks on April 19, 2005.

(10)	The amount shown includes $46,053 for certain relocation and temporary housing expenses and $14,263 for reimbursement of certain taxes paid by Ms. Buck in 2005 related to her relocation.

(11)

Mr. Hernquist was Senior Vice President, Chief Marketing Officer until February 28, 2005, when he was elected Senior Vice President, President U.S. Confectionery. On November 21, 2005, Mr. Hernquist was elected Senior Vice President, Global Chief Growth Officer.

(12)

Mr. Hernquist was hired by the Company on April 28, 2003 and was granted a total annual base salary for that year of $340,000. The amount shown is the annual base salary earned during the portion of the year in which he was employed.

(13)

The amount includes, in addition to the annual cash incentive award, a sign-on bonus of $110,000 awarded to Mr. Hernquist upon his election as Senior Vice President, Chief Marketing Officer on April 28, 2003.

(14)

The amount shown for 2004 consists of $1,071 for reimbursement of certain taxes paid by Mr. Hernquist in 2004 related to his relocation. The amount shown for 2003 includes $96,010 for certain relocation expenses and $42,124 for reimbursement of certain taxes paid by Mr. Hernquist in 2003 related to his relocation.

Long-Term Incentive Program — Stock Options

The following table contains information concerning the grant of stock options under the Incentive Plan to the named executive officers as of the end of the last fiscal year.

Option Grants for the Year-Ended December 31, 2005

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2005(2)	Exercise or Base Price ($/Sh)(3)	Expiration Date	5%(4)	10%(4)
R. H. Lenny	158,400	7.7	61.70	2/14/15	6,146,363	15,576,091
M. K. Arline	17,750	0.9	61.70	2/14/15	688,750	1,745,427
M. G. Buck	16,900	0.8	61.00	4/18/15	648,327	1,642,989
T. K. Hernquist	34,850	1.7	61.70	2/14/15	1,352,278	3,426,937
B. H. Snyder	20,500	1.0	61.70	2/14/15	795,457	2,015,845

D. J. West	6,000	0.3	55.54	12/31/14	209,573	531,099
	39,200	1.9	61.70	2/14/15	1,521,070	3,854,689
All Stockholders(5)	N/A	N/A	N/A	N/A	9,565,829,161	24,241,689,230

(1)

All stock options listed in this column are subject to a four-year step vesting requirement of 25% per year and have a ten-year term. These options were granted at the fair market value of the Common Stock on the date of grant (determined as the closing price of the Common Stock on the New York Stock Exchange on the trading day immediately preceding the date the options were granted). If an executive officer retires within the twelve-month period following the grant date, the number of options granted to such officer will be reduced on a pro-rata basis. All options expire at the end of the option holder’s employment, except in the case of options held by an employee whose employment ends due to (i) retirement, total disability or death, in which instance the employee or his or her estate may exercise options capable of being exercised within five years after the date of retirement, total disability or death or until the date of expiration of the options, if earlier; (ii) the occurrence of a “corporate event,” defined as a material, non-recurring event (such as a corporate restructuring) which results in the displacement or elimination of a significant number of jobs and which is required to be disclosed as a separate matter in the Company’s financial statements, in which case the option holder may exercise options capable of being exercised within ninety days after the corporate event or until the date of expiration of the options, if earlier; or (iii) a change in control, in which event all options become fully exercisable and, for a period of two years following the change in control, the option holder has one year from the date of termination of employment to exercise the options or until the date of expiration of the options, if earlier.

(2)	In 2005, 880 employees were granted a total of 2,051,255 stock options under the Incentive Plan.

(3)

The exercise price may be paid in cash, shares of Common Stock valued at their fair market value on the date of exercise, or pursuant to a cashless exercise procedure whereby the stock option holder provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company out of the sale proceeds an amount equal to the exercise price plus all applicable withholding taxes.

(4)

The dollar amounts under these columns for all the individuals are the result of annual appreciation rates for the term of the options (ten years) as required by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

(5)

For “All Stockholders,” the potential realizable value on 246,524,208 shares, the number of outstanding shares of Common Stock and Class B Stock on February 15, 2005, is based on a $61.70 per share price (the exercise price of the February 15, 2005 options). The value of the Common Stock and Class B Stock at $61.70 per share on February 15, 2005 was $15,210,543,634. The amounts listed in this line for “All Stockholders” are the result of calculations at the 5% and 10% annual appreciation rates for a period of ten years from February 15, 2005, through and including February 14, 2015. The amounts are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

The following table sets forth information with respect to the named executive officers concerning the exercise of stock options during the last fiscal year and unexercised stock options held as of the end of the last fiscal year.

Aggregated Option Exercises in Year-Ended December 31, 2005
and Year-End Option Values

	Shares		Securities Underlying Number of Unexercised Options at 12/31/05 (#)(1)		Value of Unexercised In-The-Money Options at 12/31/05 ($)(1)
Name	Acquired on Exercise (#)	Value Realized ($)	Exer- cisable	Unexer- cisable	Exer- cisable	Unexer- cisable
R. H. Lenny	—	—	1,054,875	462,025	23,448,078	5,798,140
M. K. Arline	—	—	74,558	65,602	1,763,511	980,994
M. G. Buck	—	—	—	16,900	—	—
T. K. Hernquist	5,000	138,611	38,975	92,575	859,220	1,214,876
B. H. Snyder	5,000	131,725	49,200	80,900	1,064,549	1,245,768
D. J. West	—	—	69,325	124,075	1,488,601	1,575,728

(1)

The fair market value of the Common Stock on December 30, 2005, the last trading day of the Company’s fiscal year, was $55.25. Except for 236,400 exercisable options granted to Mr. Lenny on March 12, 2001 pursuant to a separate registration statement filed with the SEC, all of the stock options were granted under the Incentive Plan.

Long-Term Incentive Program — Performance Stock Units

The following table provides information concerning performance stock unit grants made to the named executive officers during the last fiscal year under the long-term incentive program portion of the Incentive Plan. PSUs awarded but not yet vested under the program for the three-year performance cycle ended December 31, 2005 are described in footnote (5) to the Summary Compensation Table.

Long-Term Incentive Program
Performance Stock Unit Awards in Year-Ended December 31, 2005

			Estimated Future Payouts
Name	Number of Shares, Units or Other Rights(1)	Performance or Other Period Until Maturation or Payout	Threshold (#)(2)	Target (#)(3)	Maximum (#)(4)
R. H. Lenny	38,850	3 years	1,943	38,850	97,125
M. K. Arline	5,500	3 years	275	5,500	13,750
M. G. Buck	5,200	3 years	260	5,200	13,000
T. K. Hernquist	6,400	3 years	320	6,400	16,000
B. H. Snyder	6,400	3 years	320	6,400	16,000
D. J. West	7,200	3 years	360	7,200	18,000

(1)	PSUs for the cycle commencing January 1, 2005 and ending December 31, 2007 were granted to Mr. Lenny on February 15, 2005 and to the named executive officers other than Mr. Lenny on February 14, 2005.

To determine the number of PSUs to be granted, the Committee calculates the value of a single PSU based on the average of the daily closing prices of the Common Stock on the New York Stock Exchange for the December preceding the new three-year performance cycle. This value is then divided into a percentage of the executive officer’s annual salary to arrive at the total number of PSUs granted to that executive officer.

The final value of the award is determined based upon three factors. The first factor is the number of PSUs awarded to the executive officer at the commencement of the three-year cycle. The second factor relates to the performance score, determined as the sum of (i) the Company’s three-year compound annual growth in earnings per share-diluted measured against an internal target and measured against the three-year compound annual growth in earnings per share-diluted of a peer group of 15 food, beverage and consumer packaged goods companies, scored on a range from 0% to 125%; and (ii) the cumulative three-year improvement in the Company’s economic return on invested capital measured against an internal target, scored on a range from 10% to 125%. The total performance score can range from a minimum of 0% to a maximum of 250%, based upon each of the performance measurements having a 50% weighted value in the formula. The third factor involves the value per unit which is determined at the conclusion of the three-year cycle based upon the average of the daily closing prices of the Common Stock on the New York Stock Exchange in December of the final year of the cycle.

(2)

This column lists the number of shares of Common Stock, the value of which would be payable to the named executive officers at the threshold achievement level of 5%. If the achievement level at the end of the three-year cycle is less than the threshold, no payments are made.

(3)	This column lists the number of shares of Common Stock, the value of which would be payable to the named executive officers at the target, or 100%, achievement level.

(4)	This column lists the number of shares of Common Stock, the value of which would be payable to the named executive officers at the 250% achievement level.

Performance Graph

The following graph compares the Company’s cumulative total stockholder return (Common Stock price appreciation plus dividends, on a reinvested basis) over the last five fiscal years with the Standard & Poor’s 500 Index and the Standard & Poor’s Packaged Foods Index.

*Hypothetical $100 invested on 12/29/00 in Hershey Common Stock, S&P 500 Index and S&P Packaged Foods Index, assuming reinvestment of dividends.

Employment Contracts and Benefit Protection Arrangements

Under the terms of an employment agreement entered into by the Company and Mr. Lenny on March 12, 2001, Mr. Lenny is entitled to an annual salary during the term of the agreement of not less than $750,000, to participate in the Annual and Long-Term Incentive Programs of the Incentive Plan on terms and conditions consistent with participation by other senior executives of the Company and in the Company’s other employee benefits programs (such as the Company’s ESSIOP, medical and dental, disability, group life, and similar benefit plans offered by the Company). The employment agreement provided a one-time sign-on award, in lieu of participation initially in certain on-going Company incentive programs, and an RSU award to replace compensation forfeited as a result of his resignation from his prior employer. The compensation awarded to Mr. Lenny for the fiscal year ended December 31, 2005 is set forth in the Executive Compensation section of this Proxy Statement. The agreement also provides for immediate vesting and accelerated accrual of benefits under the Company’s Supplemental Executive Retirement Plan, provided that no supplemental retirement benefit will be paid if Mr. Lenny’s employment is terminated for cause, or terminated voluntarily by Mr. Lenny without good reason, before his 55th birthday. The Supplemental Executive Retirement Plan is more fully described in the following section of this Proxy Statement entitled “Pension Plans.” Mr. Lenny is also eligible to participate in the Benefits Protection Plan, described below. Mr. Lenny’s employment agreement has a continuous term of three years, with each day of the agreement extending the term of the agreement for one additional day unless the Board notifies Mr. Lenny that the automatic extension feature will cease, in which case the term will become a fixed three-year term from the date of such notice. In the event the Company should terminate Mr. Lenny’s employment without cause, or should Mr. Lenny terminate the agreement for good reason, he will be entitled to a lump-sum severance benefit equal to his annual salary and AIP bonus for two years, previously earned or deferred AIP bonus and PSU awards, supplemental executive retirement benefits and continuation for a two-year period of the medical and dental, group life and similar benefits programs to which Mr. Lenny had been entitled while in active employment (excluding disability coverage).

The Company provides an Executive Benefits Protection Plan (“Benefits Protection Plan”) for the named executive officers and other key management personnel. The terms of the Benefits Protection Plan generally provide that in the event the executive’s employment with the Company terminates within two years after a “change in control” of the Company, the executive is entitled to certain severance payments and benefits. A “change in control” is defined to include an event in which the Milton Hershey School Trust no longer holds voting control of the Company and another party acquires 25% or more of the combined voting power of common equity of the Company. Under the Benefits Protection Plan, upon an executive officer’s termination after a change in control as described above, and in order to assist the executive in transitioning to new employment, the executive generally would be entitled to receive in a lump sum three times the executive’s base salary, AIP bonus and PSU payout. The executive also would be entitled to continuation of health benefits for a period of three years and reimbursement for Federal excise taxes payable (but not for income taxes payable). The executive also would become vested in benefits under existing compensation and benefit programs (including those described in the Executive Compensation section) and generally would be paid such benefits at the time of the executive’s termination or deferred at the executive’s election under the Deferred Compensation Plan. Compensation deferred under the Deferred Compensation Plan and supplemental retirement benefits under the Supplemental Executive Retirement Plan would be provided by a grantor trust to be established and funded at the time of any such change in control. Executive officers are also entitled to receive certain severance payments and benefits if their employment is terminated by the Company in the absence of a change in control, provided that the termination is not for “cause” as defined in the Benefits Protection Plan. In the event of such termination, the executive would be placed on a two-year leave of absence, during which time the executive would receive his or her base salary, AIP bonus, previously earned and/or deferred AIP bonus and PSU awards, and benefit programs to which the executive had been entitled while in active employment (excluding disability coverage).

Pension Plans

Each of the named executive officers was eligible in 2005 to participate in pension plans sponsored by the Company. Pension benefits are provided under the Company’s tax-qualified pension plan (the “Pension Plan”) and under a supplemental retirement plan for certain of the Company’s executive officers (the “Supplemental Executive Retirement Plan”). Ultimately, the pension benefits provided under the plans are designed to provide 55% of Final Average Compensation after 15 years of service, accrued ratably over that period. Final Average Compensation is calculated as the sum of the highest annual average of base salary paid or accrued over any consecutive 36 month period, and the highest annual average of AIP paid or accrued over any five consecutive calendar years, during the most recent ten-year period. Benefits are reduced for 100% of the benefit provided through Social Security. Benefits are paid from the Supplemental Executive Retirement Plan, with an offset for the benefits that have accrued separately under the Pension Plan.

Normal retirement age under the Supplemental Executive Retirement Plan is age 65. Benefits are payable as early as age 55 provided the executive officer has ten years of service with the Company and has participated in the performance stock unit portion of the Incentive Plan for at least five out of the last ten years of employment. Benefits are reduced 5% per year for each year that payments commence before age 60.

The following table shows the estimated annual normal retirement benefit payable under the plans for various Final Average Compensation and service classifications. The portion of annual benefits paid under the Supplemental Executive Retirement Plan are payable as a life annuity with 50% benefit continuation to the participant’s surviving spouse. The table indicates benefits prior to reduction for Social Security because the reduction for Social Security varies depending on the participant’s age at retirement and changes in Social Security laws.

Estimated Annual Normal Retirement Benefit

	Years of Service
Final Average Compensation	10 Years	15 or More Years
$ 300,000	$ 110,000	$ 165,000
400,000	146,667	220,000
500,000	183,333	275,000
600,000	220,000	330,000
700,000	256,667	385,000
800,000	293,333	440,000
900,000	330,000	495,000
1,000,000	366,667	550,000
1,100,000	403,333	605,000
1,200,000	440,000	660,000
1,300,000	476,667	715,000
1,400,000	513,333	770,000
1,500,000	550,000	825,000
1,600,000	586,667	880,000
1,700,000	623,333	935,000
1,800,000	660,000	990,000
1,900,000	696,667	1,045,000
2,000,000	733,333	1,100,000
2,100,000	770,000	1,155,000
2,200,000	806,667	1,210,000
2,300,000	843,333	1,265,000
2,400,000	880,000	1,320,000
2,500,000	916,667	1,375,000
2,600,000	953,333	1,430,000
2,700,000	990,000	1,485,000
2,800,000	1,026,667	1,540,000
2,900,000	1,063,333	1,595,000
3,000,000	1,100,000	1,650,000

As of December 31, 2005, the Final Average Compensation and years of service, respectively, for the following named executive officers was: Ms. Arline, $575,754, 24.3 years; Ms. Buck, $639,083, 0.7 year; Mr. Hernquist, $704,259, 2.7 years; Mr. Snyder, $679,979, 22.5 years and Mr. West, $740,783, 4.6 years. Mr. Lenny has a Final Average Compensation of $2,898,751. Mr. Lenny has a separate agreement that provides for more rapid accrual under the Supplemental Executive Retirement Plan. His 4.8 years of service is equivalent to 8.5 years of service under the plan.

As described elsewhere in this Proxy Statement, beginning on page 30, most executive officers of the Company (including the named executive officers other than Mr. Lenny and Ms. Buck), were eligible to participate in the VWRP. Of the named executive officers, Ms. Arline and Mr. Snyder were eligible to participate in the ERP, and all but Ms. Buck and Mr. Lenny were eligible to participate in the EMSP. None of the named executive officers elected to participate in any of the plans for which he or she was eligible.

For participants retiring under the ERP, the ultimate benefits payable under the Supplemental Executive Retirement Plan were enhanced as follows. First, the age and service requirements to be eligible to receive a benefit were waived. Second, a participant would be treated as being five years older for purposes of determining the reduction for payments beginning earlier than age 60.

The ultimate benefits and benefit provisions applicable to participants terminating under the EMSP were not changed. However, as provided by the EMSP, compensation earned while on a paid leave of absence is included in determining a participant’s ultimate benefits.

Company Gift Matching Program

The Company sponsors a Gift Matching Program for employees of the Company. Under the Gift Matching Program, an employee’s contribution to one or more charitable institutions of higher education is matched, at the employee’s request, on a dollar-for-dollar basis up to a maximum aggregate annual contribution per employee of $5,000.

VOTING OF PROXIES

A proxy may be revoked at any time before it is voted at the Annual Meeting by submitting to the Secretary of the Company a written notice revoking it, by a duly-executed proxy bearing a later date, by a telephone or Internet vote cast at a later date, or by voting by ballot at the meeting. Shares held for each participant in the Company’s Automatic Dividend Reinvestment Service Plan, the ESSIOP or the Company’s Puerto Rico Employee Savings Stock Investment and Ownership Plan (“PR ESSIOP”) will be voted by the plan trustees as directed by the participant’s proxy. If an Automatic Dividend Reinvestment Service Plan participant does not return a proxy, the participant’s shares in the plan will not be voted. If an ESSIOP or PR ESSIOP participant does not return a proxy, that participant’s shares will be voted by the plan trustee in the same proportion as the final aggregate votes of plan participants actually voting on the matter.

SOLICITATION OF PROXIES

Solicitation of proxies will be made by use of the mail or, if consented to by a stockholder, by electronic transmission over the Internet. The cost of preparing, assembling and distributing this proxy solicitation material and Notice of Annual Meeting of Stockholders will be paid by the Company. Solicitation by mail, telephone, telefax, electronic transmission over the Internet or personal contact may be done by directors, officers and other employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company’s stock as of the record date will be requested to forward proxy solicitation material to the beneficial owners of such shares and will be reimbursed by the Company for their reasonable expenses.

The SEC has adopted rules that allow the Company to send a single copy of its Proxy Statement, Annual Report to Stockholders and Summary Annual Report to two or more stockholders sharing the same address if those stockholders also share the same name or if the Company reasonably believes that those stockholders are members of the same family. The rules require that each stockholder at the shared address continue to receive a separate proxy card or voting instruction card. The Company believes this rule is beneficial to both stockholders and the Company because it allows for the elimination of cumbersome duplicate mailings to the same household and results in lower printing and postage costs.

Any stockholder who would prefer to have a separate copy of the Proxy Statement, Annual Report to Stockholders and Summary Annual Report delivered to him or her at the shared address for this and future years may elect to do so by calling, toll free, (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A copy of the materials will be sent promptly to the stockholder following receipt of such notice.

Stockholders whose shares of Common Stock are held partially in registered name and partially by a broker or other nominee may receive duplicate deliveries of the Proxy Statement and Annual Report to Stockholders. Certain brokers and nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request or upon the stockholder’s implied consent not to receive duplicate mailings following notice from the broker. Stockholders desiring to eliminate such duplicate mailings should contact their broker or nominee for more information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors and 10% stockholders are required under the Exchange Act to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership in their holdings of the Company’s stock. The Company undertakes to file these reports on behalf of its directors and executive officers. Based on an examination of these reports and on written representations provided to the Company, it is the Company’s opinion that all such reports have been timely filed, with the exception of reports for the following three transactions which were inadvertently filed by the Company one day after the prescribed filing deadline: C. Daniel Azzara, Vice President, Global Innovation and Quality (the deferral of 4,070 PSUs and related withholding of 330 shares for taxes); George F. Davis, Vice President, Chief Information Officer (the deferral of 7,378 PSUs and related withholding of 597 shares for taxes); and David W. Tacka, Vice President, Chief Accounting Officer (the deferral of 2,798 PSUs and related withholding of 227 shares for taxes).

CERTAIN TRANSACTIONS AND RELATIONSHIPS

During 2005, the Company and its subsidiaries had a number of transactions with Milton Hershey School, the Milton Hershey School Trust, and companies owned by the Milton Hershey School Trust involving the purchase or sale of goods and services. These transactions were primarily with Hershey Entertainment & Resorts Company, based in Hershey, Pennsylvania, and wholly-owned by the Milton Hershey School Trust.

The aggregate value of sales made during 2005 by the Company and its subsidiaries to Milton Hershey School, the Milton Hershey School Trust, and companies owned by the Milton Hershey School Trust, amounted to approximately $900,000. During the same year, the Company purchased goods and services from these entities in the amount of approximately $3,650,000. These transactions were on terms that the Company believes to be no less favorable to the Company than those which could have been obtained from other purchasers or vendors.

The Company’s Corporate Governance Guidelines provide that any transaction not in the ordinary course of business between the Company and Hershey Trust Company, Hershey Entertainment & Resorts Company and/or Milton Hershey School, or any subsidiary, division or affiliate of any of the foregoing, must be approved in advance by a subcommittee of the Board composed of the independent members of the Executive Committee, unless the Board specifies a different approval process. The Corporate Governance Guidelines also provide that under normal circumstances the Board will direct that any potential transaction between the Company and any of these entities involving the Company’s capital stock will be reviewed in advance by a special committee composed of the directors elected by the holders of Common Stock voting separately as a class, which special committee will make its recommendation to the Board regarding such potential transaction.

On December 12, 2005, the Company announced that it had entered into an agreement (“Agreement”) with the Milton Hershey School Trust, dated December 12, 2005, under which the Milton Hershey School Trust agreed to participate on a proportional basis in plans approved by the Company’s Board to repurchase a portion of the Company’s outstanding Common Stock. The Agreement was reviewed in advance and recommended to the Board by a special committee of the Board composed of Bonnie G. Hill and Marie J. Toulantis, who were elected to the Board in 2005 by the holders of the Common Stock voting separately as a class. The initial term of the Agreement commenced on December 13, 2005 and expired on January 30, 2006. As announced by the Company on January 27, 2006, the Agreement was renewed for a subsequent term beginning January 30, 2006 and expiring July 31, 2006, upon approval by the special committee.

Under the Agreement, the Milton Hershey School Trust agreed to sell to the Company on a weekly basis during the initial term and the renewal term of the Agreement (collectively the “Term”) the number of shares of Common Stock equal to the product of the aggregate number of shares of Common Stock the Company purchased in the open market from persons other than the Milton Hershey School Trust during the preceding calendar week (the “Prior Week Shares”) multiplied by .44. The purchase price for each weekly purchase will be the volume weighted average price (“VWAP”) paid by the Company for the Prior Week Shares. The VWAP is calculated by dividing the total consideration paid by the Company, without taking commissions into account, for the Prior Week Shares by the Prior Week Shares, excluding any transaction involving the purchase of shares of Common Stock directly from affiliates of the Company. The Milton Hershey School Trust is not required to sell shares to the Company if the VWAP for the shares for such week is less than $55 per share. Consequently, from the beginning of the Term through and including February 17, 2006, the Company acquired under the Agreement a total of 98,296 shares of Common Stock from the Milton Hershey School Trust at a total aggregate cost of $5,585,565, which equates to an average price per share of $56.82.

OTHER BUSINESS

As of January 19, 2006, the Company had received no proposal, nomination for director or other business submitted in accordance with its By-Laws for consideration at the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this Proxy Statement, and, therefore, it is not expected that any other business will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons identified as proxies on the Company’s proxy card to vote properly submitted proxies in accordance with their best judgment on such business and any matters dealing with the conduct of the Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS

The 2007 Annual Meeting of Stockholders will be held on April 17, 2007. To be eligible for inclusion in the Company’s Proxy Statement for the 2007 Annual Meeting of Stockholders, stockholder proposals must be received by the Company by November 9, 2006.

Stockholders (other than those holding 25% or more of the outstanding votes entitled to be cast) who do not submit proposals for inclusion in the Proxy Statement but who intend to present a proposal, nomination for director or other business for consideration at any meeting of stockholders, including any annual meeting, are required by the Company’s By-Laws to notify the Secretary of the Company of their proposal or nomination and provide other information in advance of such meeting. Stockholders interested in making proposals at the 2007 Annual Meeting must submit their name and address, their shareholdings, a brief description of the proposal and any financial or other interest they have in such proposal to the Company no earlier than December 19, 2006 and no later than January 18, 2007, except that any stockholder holding 25% or more of the outstanding votes entitled to be cast is not subject to this pre-notification requirement.

In addition, the Company’s By-Laws require that a stockholder (other than a stockholder holding 25% or more of the outstanding votes entitled to be cast) wishing to make a nomination for director at the 2007 Annual Meeting must submit the following information to the Company no earlier than December 19, 2006 and no later than January 18, 2007: name and address of the stockholder who intends to make the nomination; a representation that the stockholder is a holder of record and intends to make the nomination in person or by proxy at the meeting; a description of any arrangement between the stockholder and the individual planned to be nominated; the nominee’s name, address and biographical information; and the written consent of the nominee to serve as a director if elected. Any stockholder holding 25% or more of the outstanding votes entitled to be cast at the 2007 Annual Meeting may nominate a candidate at the meeting without advance notice to the Company.

All notices for stockholder proposals and director nominations should be sent to The Hershey Company, Attn: Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

AVAILABILITY OF OTHER DOCUMENTS

The Company will provide without charge to each beneficial owner of its Common Stock and Class B Stock, upon such stockholder’s request, a copy of the Charter of any standing committee of the Board, the Company’s Code of Ethical Business Conduct or the Company’s Corporate Governance Guidelines. Requests for copies should be addressed to The Hershey Company, Attn: Investor Relations Department, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

By order of the Board of Directors,

Burton H. Snyder
Senior Vice President,
General Counsel and Secretary

March 14, 2006

Stockholders who desire to have their stock voted at the meeting are requested to either (1) follow the Internet or telephone voting instructions on the enclosed proxy card or (2) mark, sign and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope. Stockholders may revoke their proxies at any time prior to the meeting, and stockholders who are present at the meeting may revoke their proxies and vote, if they so desire, in person.

THE HERSHEY COMPANY C/O MELLON INVESTOR SERVICES P.O. BOX 3500 SOUTH HACKENSACK, NJ 07606-9200

 VOTE BY INTERNET – [www.proxyvote.com]

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 17, 2006. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 17, 2006. Have your proxy card in hand when you call and then follow the instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HFCOM1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HERSHEY COMPANY

The Board of Directors recommends a vote FOR the
following actions (as described in the accompanying
Proxy Statement).

Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number or nominees’ numbers on the line below.
1.	Nominees: 01) J. A. Boscia, 02) R. H. Campbell, 03) R. F. Cavanaugh, 04) G. P. Coughlan, 05) H. Edelman, 06) B. G. Hill, 07) A. F. Kelly, Jr., 08) R. H. Lenny, 09) M. J. McDonald, 10) M. J. Toulantis	0	0	0

Vote On Proposals		For	Against	Abstain
2.	Ratify Appointment of KPMG LLP as Independent Auditors for 2006	0	0	0	The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote AGAINST the following stockholder proposal (as described in the accompanying Proxy Statement), if presented at the Annual Meeting.
Please follow the instructions above to vote by Internet or telephone or mark, sign [exactly as name(s) appears above] and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

		For	Against	Abstain
3.	Stockholder proposal regarding cocoa supply report	0	0	0

	Yes	No
Please indicate if you plan to attend this meeting.	0	0

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	0	0

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket

THE HERSHEY COMPANY

2006 Annual Meeting of Stockholders

Tuesday, April 18, 2006
2:00 p.m.
GIANT Center
950 West Hersheypark Drive
Hershey, PA

Presenting this Admission Ticket at
HERSHEY’S CHOCOLATE WORLD visitors center
entitles you to 25% off selected items
from 9:00 a.m. until 6:00 p.m.
on April 18, 2006.

Offer good on April 18, 2006 only.

€FOLD AND DETACH HERE€	€FOLD AND DETACH HERE€

THE HERSHEY COMPANY

STOCKHOLDER'S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD

The undersigned hereby appoints R. H. Lenny and B. H. Snyder, and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Stockholders to be held at 2:00 p.m., April 18, 2006, at GIANT Center, 950 West Hersheypark Drive, Hershey, Pennsylvania, or at any adjournment thereof (“Annual Meeting”), and to vote all of the undersigned’s shares of the Company’s Common Stock in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. If direction is not given, this proxy will be voted FOR items 1 and 2, and AGAINST item 3, as set forth on the reverse side.

This proxy also provides voting instructions for shares held on the date of the Annual Meeting by Vanguard Fiduciary Trust Company*, as trustee of The Hershey Company Employee Savings Stock Investment and Ownership Plan (“ESSIOP”) or as custodian appointed by Banco Popular de Puerto Rico, trustee of the Hershey Foods Corporation Puerto Rico Employee Savings Stock Investment and Ownership Plan (“PR ESSIOP”), as applicable, and directs Vanguard Fiduciary Trust Company, in its capacity as trustee or custodian, to vote at the Annual Meeting all of the shares of Common Stock of The Hershey Company which are allocated to the undersigned’s account in the ESSIOP or PR ESSIOP, as applicable, in the manner directed on the reverse side of this card. If direction is not given or is received after April 14, 2006, Vanguard Fiduciary Trust Company will vote the undersigned's shares in the ESSIOP or PR ESSIOP, as applicable, in the same proportion, respectively, as the final aggregate vote of the ESSIOP or PR ESSIOP participants actually voting on the matter.

This proxy/voting instruction card is solicited on behalf of the Board of Directors pursuant to a separate Notice of Annual Meeting and Proxy Statement dated March 14, 2006, receipt of which is hereby acknowledged. The shares of Common Stock represented by this proxy shall be entitled to one vote for each such share held. Except with regard to voting separately as a class on the election of Ms. Hill and Mr. Kelly, shares of Common Stock will vote together with shares of Class B Common Stock without regard to class.

THIS PROXY AND VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
*Vanguard Fiduciary Trust Company, in its capacity as trustee or custodian, has appointed Automatic Data Processing as agent to tally the vote.

THE HERSHEY COMPANY C/O MELLON INVESTOR SERVICES P.O. BOX 3500 SOUTH HACKENSACK, NJ 07606-9200

 VOTE BY INTERNET – [www.proxyvote.com]

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 17, 2006. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 17, 2006. Have your proxy card in hand when you call and then follow the instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HFCLB1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HERSHEY COMPANY

The Board of Directors recommends a vote FOR the
following actions (as described in the accompanying
Proxy Statement).

Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number or nominees’ numbers on the line below.
1.	Nominees: 01) J. A. Boscia, 02) R. H. Campbell, 03) R. F. Cavanaugh, 04) G. P. Coughlan, 05) H. Edelman, 06) R. H. Lenny, 07) M. J. McDonald, 08) M. J. Toulantis	0	0	0

Vote On Proposals		For	Against	Abstain
2.	Ratify Appointment of KPMG LLP as Independent Auditors for 2006	0	0	0	The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote AGAINST the following stockholder proposal (as described in the accompanying Proxy Statement), if presented at the Annual Meeting.
Please follow the instructions above to vote by Internet or telephone or mark, sign [exactly as name(s) appears above] and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

		For	Against	Abstain
3.	Stockholder proposal regarding cocoa supply report	0	0	0

	Yes	No
Please indicate if you plan to attend this meeting.	0	0

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	0	0

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket

THE HERSHEY COMPANY

2006 Annual Meeting of Stockholders

Tuesday, April 18, 2006
2:00 p.m.
GIANT Center
950 West Hersheypark Drive
Hershey, PA

Presenting this Admission Ticket at
HERSHEY’S CHOCOLATE WORLD visitors center
entitles you to 25% off selected items
from 9:00 a.m. until 6:00 p.m.
on April 18, 2006.

Offer good on April 18, 2006 only.

€FOLD AND DETACH HERE€	€FOLD AND DETACH HERE€

THE HERSHEY COMPANY

CLASS B COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 14, 2006, appoints R. H. Lenny and B. H. Snyder, and each of them, as Proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of the Company’s Class B Common Stock at the Annual Meeting of Stockholders to be held at 2:00 p.m., April 18, 2006, at GIANT Center, 950 West Hersheypark Drive, Hershey, Pennsylvania, or at any adjournment thereof.

The shares of Class B Common Stock represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to ten votes for each such share held. If direction is not given, this proxy will be voted FOR items 1 and 2, and AGAINST item 3, as set forth on the reverse side.

This proxy is continued on the reverse side.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.